CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$10,000,000	$713.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
*	This additional filing fee relates solely to the additional issuance of $10,000,000 principal amount of the Securities (CUSIP: 06739J6Y4). A filing fee of $178.25 for the issuance of $2,500,000 principal amount of the Securities (CUSIP: 06739J6Y4) was previously paid in connection with the filing dated December 31, 2009. The new aggregate issuance amount for each of the Securities is $12,500,000.

Pricing Supplement (To the Prospectus dated February 10, 2009, and the Prospectus Supplement dated September 14, 2009)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-145845

December 23, 2009, amended as of February 17, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: December 31, 2009

•	Initial valuation date: December 23, 2009‡‡

•	Final valuation date: June 23, 2010‡‡

•	Maturity date: June 28, 2010‡‡‡

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.98%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

‡‡	If such day is not a scheduled trading day, then the initial valuation date or the final valuation date, as applicable, will be the next succeeding scheduled trading day.
‡‡‡

If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Arch Coal, Inc.	$23.26	PS-9	ACI	$1,000,000	12.50%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3984	06739J6W8/ US06739J6W88
Peabody Energy Corporation	$47.69	PS-11	BTU	$1,000,000	10.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3985	06739J6X6/ US06739J6X61
Bucyrus International, Inc.	$58.71	PS-13	BUCY	$12,500,000***	12.00%	70.0%	98.375%	$12,296,875	1.625%	$203,125	E-3986	06739J6Y4/ US06739J6Y45
Chicago Bridge & Iron Company N.V.	$20.21	PS-15	CBI	$2,500,000	12.00%	75.0%	98.375%	$2,459,375	1.625%	$40,625	E-3987	06739J6Z1/ US06739J6Z10
Chesapeake Energy Corporation	$27.32	PS-17	CHK	$4,000,000	9.00%	75.0%	98.375%	$3,935,000	1.625%	$65,000	E-3988	06739J7A5/ US06739J7A59
Cliffs Natural Resources Inc.	$47.16	PS-19	CLF	$4,000,000	12.25%	70.0%	98.375%	$3,935,000	1.625%	$65,000	E-3989	06739J7B3/ US06739J7B33
CEMEX, S.A.B. de C.V. (ADR)	$11.95	PS-21	CX	$2,500,000	12.00%	70.0%	98.375%	$2,459,375	1.625%	$40,625	E-3990	06739J7C1/ US06739J7C16
The Dow Chemical Company	$27.85	PS-23	DOW	$3,000,000	10.00%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-3991	06739J7D9/ US06739J7D98
Ford Motor Company	$10.08	PS-25	F	$2,500,000	10.00%	75.0%	98.375%	$2,459,375	1.625%	$40,625	E-3992	06739J7E7/ US06739J7E71
Freeport-McMoran Copper & Gold Inc.	$80.93	PS-27	FCX	$1,000,000	9.50%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3993	06739J7F4/ US06739J7F47
First Solar, Inc.	$132.58	PS-29	FSLR	$1,000,000	13.00%	70.0%	98.375%	$983,750	1.625%	$16,250	E-3994	06739J7G2/ US06739J7G20
Forest Oil Corporation	$23.50	PS-31	FST	$2,000,000	12.50%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3995	06739J7H0/ US06739J7H03
Frontier Oil Corporation	$11.57	PS-33	FTO	$1,000,000	11.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3996	06739J7J6/ US06739J7J68
Green Mountain Coffee Roasters, Inc.	$72.63	PS-35	GMCR	$2,000,000	10.25%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3997	06739J7K3/ US06739J7K32
The Goodyear Tire & Rubber Company	$14.29	PS-37	GT	$2,500,000	12.25%	70.0%	98.375%	$2,459,375	1.625%	$40,625	E-3998	06739J7L1/ US06739J7L15
The Hartford Financial Services Group, Inc.	$23.34	PS-39	HIG	$2,500,000	14.00%	70.0%	98.375%	$2,459,375	1.625%	$40,625	E-3999	06739J7M9/ US06739J7M97
Harley-Davidson, Inc.	$25.73	PS-41	HOG	$2,000,000	10.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4000	06739J7N7/ US06739J7N70
J.C. Penney Company, Inc.	$27.31	PS-43	JCP	$3,000,000	9.50%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-4001	06739J7P2/ US06739J7P29
Joy Global Inc.	$54.56	PS-45	JOYG	$1,000,000	12.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-4002	06739J7Q0/ US06739J7Q02
Kinross Gold Corporation	$18.83	PS-47	KGC	$1,000,000	10.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-4003	06739J7R8 / US06739J7R84
Lincoln National Corp.	$25.38	PS-49	LNC	$2,500,000	13.00%	70.0%	98.375%	$2,459,375	1.625%	$40,625	E-4004	06739J7S6/ US06739J7S67
Massey Energy Company	$43.84	PS-51	MEE	$1,000,000	11.25%	70.0%	98.375%	$983,750	1.625%	$16,250	E-4005	06739J7T4/ US06739J7T41
The Mosaic Company	$60.30	PS-53	MOS	$2,000,000	10.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4006	06739J7U1/ US06739J7U14
Motorola, Inc.	$7.93	PS-55	MOT	$2,000,000	10.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4007	06739J7V9/ US06739J7V96
Nabors Industries Ltd.	$22.88	PS-57	NBR	$1,000,000	12.50%	75.0%	98.375%	$983,750	1.625%	$16,250	E-4008	06739J7W7/ US06739J7W79
National Oilwell Varco, Inc.	$44.77	PS-59	NOV	$1,000,000	9.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-4009	06740JAA8/ US06740JAA88
Prudential Financial, Inc.	$52.12	PS-61	PRU	$3,000,000	11.00%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-4010	06740JAB6/ US06740JAB61
Patterson-UTI Energy, Inc.	$15.99	PS-63	PTEN	$6,000,000	11.75%	75.0%	98.375%	$5,902,500	1.625%	$97.500	E-4011	06740JAC4/ US06740JAC45
Plains Exploration & Production Company	$28.13	PS-65	PXP	$2,000,000	10.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4012	06740JAD2/ US06740JAD28
RadioShack Corporation	$20.21	PS-67	RSH	$1,000,000	10.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-4013	06740JAE0/ US06740JAE01
Silver Wheaton Corp.	$15.28	PS-69	SLW	$2,000,000	13.50%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-4014	06740JAF7/ US06740JAF75
Superior Energy Services, Inc.	$25.13	PS-71	SPN	$1,000,000	10.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-4015	06740JAG5/ US06740JAG58
SunPower Corporation (Class A)	$24.34	PS-73	SPWRA	$1,000,000	15.25%	70.0%	98.375%	$983,750	1.625%	$16,250	E-4016	06740JAH3/ US06740JAH32
Suntech Power Holdings Co., Ltd (ADR)	$16.85	PS-75	STP	$2,500,000	19.00%	70.0%	98.375%	$2,459,375	1.625%	$40,625	E-4017	06740JAJ9/ US06740JAJ97
Seagate Technology	$17.95	PS-77	STX	$2,000,000	11.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4018	06740JAK6/ US06740JAK60
Terex Corporation	$21.15	PS-79	TEX	$1,000,000	12.25%	70.0%	98.375%	$983,750	1.625%	$16,250	E-4019	06740JAL4/ US06740JAL44
Tesoro Corporation	$13.32	PS-81	TSO	$2,500,000	12.75%	75.0%	98.375%	$2,459,375	1.625%	$40,625	E-4020	06740JAM2/ US06740JAM27
Weatherford International Ltd.	$17.76	PS-83	WFT	$1,000,000	11.50%	75.0%	98.375%	$983,750	1.625%	$16,250	E-4021	06740JAN0/ US06740JAN00
United States Steel Corporation	$55.01	PS-85	X	$1,000,000	10.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-4022	06740JAP5/ US06740JAP57

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.625% of the principal amount of the notes, or $16.25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.
***	The aggregate principal amount of $12,500,000 includes an issuance of $10,000,000 aggregate principal amount of the Notes on February 18, 2010. The original 2,500,000 aggregate principal amount of the Notes was issued on December 31, 2009. The Notes further issued will have the same CUSIP and ISIN numbers as the Notes originally issued.

See “Risk Factors” in this pricing supplement and beginning on page PS-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Delivery of the Notes will be made against payment for the Notes more than three business days following the pricing date for those Notes (that is, a particular series of Notes may have a settlement cycle that is longer than “T+3”). For considerations relating to an offering of Notes with a settlement cycle longer than T+3, see “Plan of Distribution” in the prospectus supplement.

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2008, the company operated 20 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to to power plants, steel mills and industrial facilities. For the year ended December 31, 2008, the Company sold approximately 139.6 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 31, 2009	$20.62	$11.77	$13.37
June 30, 2009	$19.94	$12.53	$15.37
September 30, 2009	$24.00	$13.01	$22.13
December 23, 2009*	$25.86	$19.42	$23.26

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $23.26

Protection level: 75.00%

Protection price: $17.45

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.992261

Coupon: 12.50% per annum

Maturity: June 28, 2010

Dividend yield: 1.55% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.78%
+ 90%	6.25%		90.78%
+ 80%	6.25%		80.78%
+ 70%	6.25%		70.78%
+ 60%	6.25%		60.78%
+ 50%	6.25%		50.78%
+ 40%	6.25%		40.78%
+ 30%	6.25%		30.78%
+ 20%	6.25%		20.78%
+ 10%	6.25%		10.78%
+ 5%	6.25%		5.78%

0%	6.25%		0.78%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.22%
- 10%	6.25%	-3.75%	-9.22%
- 20%	6.25%	-13.75%	-19.22%
- 30%	N/A	-23.75%	-29.22%
- 40%	N/A	-33.75%	-39.22%
- 50%	N/A	-43.75%	-49.22%
- 60%	N/A	-53.75%	-59.22%
- 70%	N/A	-63.75%	-69.22%
- 80%	N/A	-73.75%	-79.22%
- 90%	N/A	-83.75%	-89.22%
- 100%	N/A	-93.75%	-99.22%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is one of the largest private-sector coal company in the world. At December 31, 2008, it sold 255.5 million tons of coal. During this period, the Company sold coal to over 329 electricity generating and industrial plants in 21 countries. The Company’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2008, the Company had 9.2 billion tons of proven and probable coal reserves. The Company owns majority interests in 30 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 200.4 million tons from its 20 U.S. mining operations and 23.9 million tons from its 11 Australia operations in 2008. The Company also shipped 85% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2008 and the remaining 15% from the eastern United States. Most of the Company’s production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 31, 2009	$30.95	$20.17	$25.04
June 30, 2009	$37.44	$23.64	$30.16
September 30, 2009	$41.54	$27.20	$37.22
December 23, 2009*	$48.00	$34.54	$47.69

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $47.69

Protection level: 75.00%

Protection price: $35.77

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.968757

Coupon: 10.25% per annum

Maturity: June 28, 2010

Dividend yield: 0.52% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.26%
+ 90%	5.125%		90.26%
+ 80%	5.125%		80.26%
+ 70%	5.125%		70.26%
+ 60%	5.125%		60.26%
+ 50%	5.125%		50.26%
+ 40%	5.125%		40.26%
+ 30%	5.125%		30.26%
+ 20%	5.125%		20.26%
+ 10%	5.125%		10.26%
+ 5%	5.125%		5.26%

0%	5.125%		0.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.74%
- 10%	5.125%	-4.875%	-9.74%
- 20%	5.125%	-14.875%	-19.74%
- 30%	N/A	-24.875%	-29.74%
- 40%	N/A	-34.875%	-39.74%
- 50%	N/A	-44.875%	-49.74%
- 60%	N/A	-54.875%	-59.74%
- 70%	N/A	-64.875%	-69.74%
- 80%	N/A	-74.875%	-79.74%
- 90%	N/A	-84.875%	-89.74%
- 100%	N/A	-94.875%	-99.74%

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) is a leading designer and manufacturer of high productivity mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in major mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for this equipment. As of December 31, 2008, the size of the Company’s installed base of surface and mining original equipment was approximately $17.6 billion and $10 billion. The Company has manufacturing facilities in Australia, China, Germany, Poland and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States.

The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 0-50858.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	$11.82	$6.72	$11.20
December 31, 2004	$14.09	$8.97	$13.55
March 31, 2005	$15.58	$11.56	$13.02
June 30, 2005	$13.25	$10.53	$12.66
September 30, 2005	$16.49	$11.64	$16.38
December 30, 2005	$18.08	$12.74	$17.57
March 31, 2006	$24.70	$17.30	$24.10
June 30, 2006	$30.36	$18.87	$25.25
September 29, 2006	$26.71	$19.28	$21.21
December 29, 2006	$26.06	$19.94	$25.88
March 30, 2007	$29.22	$22.32	$25.75
June 29, 2007	$36.43	$25.20	$35.39
September 28, 2007	$39.88	$28.42	$36.47
December 31, 2007	$52.18	$35.22	$49.70
March 31, 2008	$57.00	$33.66	$50.83
June 30, 2008	$79.50	$49.37	$73.02
September 30, 2008	$75.99	$36.53	$44.68
December 31, 2008	$44.50	$13.66	$18.52
March 31, 2009	$23.46	$10.62	$15.18
June 30, 2009	$34.32	$14.45	$28.56
September 30, 2009	$37.70	$23.62	$35.62
December 31, 2009	$59.95	$31.80	$56.37
February 16, 2010*	$68.52	$47.81	$60.48

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 16, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $58.71

Protection level: 70.00%

Protection price: $41.10

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.032873

Coupon: 12.00% per annum

Maturity: June 28, 2010

Dividend yield: 0.17% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

Final Level (% Change)	6-Month Total Return
	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.09%
+ 90%	6.00%		90.09%
+ 80%	6.00%		80.09%
+ 70%	6.00%		70.09%
+ 60%	6.00%		60.09%
+ 50%	6.00%		50.09%
+ 40%	6.00%		40.09%
+ 30%	6.00%		30.09%
+ 20%	6.00%		20.09%
+ 10%	6.00%		10.09%
+ 5%	6.00%		5.09%

0%	6.00%		0.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.91%
- 10%	6.00%	-4.00%	-9.91%
- 20%	6.00%	-14.00%	-19.91%
- 30%	6.00%	-24.00%	-29.91%
- 40%	N/A	-34.00%	-39.91%
- 50%	N/A	-44.00%	-49.91%
- 60%	N/A	-54.00%	-59.91%
- 70%	N/A	-64.00%	-69.91%
- 80%	N/A	-74.00%	-79.91%
- 90%	N/A	-84.00%	-89.91%
- 100%	N/A	-94.00%	-99.91%

Chicago Bridge & Iron Company N.V.

According to publicly available information, Chicago Bridge & Iron Company N.V. (the “Company”) is an engineering, procurement and construction provider and process technology licensor, delivering comprehensive solutions to customers in the energy and natural resource industries. The company has a presence in about 80 locations and has approximately 17,000 employees worldwide. As of December 31, 2008, the Company executed more than 600 projects in over 70 countries for customers in a variety of industries.

Within its operating segments, the Company serve under four broad market sectors: Liquified Natural Gas Energy Processes, Steel Plate Structures, and Lummus Technologies. Through these market sectors, the Company offer services both independently and on an integrated basis.

The linked share’s SEC file number is 001-12815.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$15.00	$12.00	$14.45
March 31, 2004	$16.25	$12.25	$13.92
June 30, 2004	$15.18	$10.80	$13.93
September 30, 2004	$15.23	$13.25	$15.00
December 31, 2004	$20.56	$14.49	$20.00
March 31, 2005	$23.87	$17.85	$22.02
June 30, 2005	$25.25	$19.10	$22.86
September 30, 2005	$32.95	$22.83	$31.09
December 30, 2005	$32.75	$19.50	$25.21
March 31, 2006	$31.85	$19.80	$24.00
June 30, 2006	$27.50	$21.78	$24.15
September 29, 2006	$27.78	$22.75	$24.06
December 29, 2006	$29.74	$23.17	$27.34
March 30, 2007	$31.50	$25.83	$30.75
June 29, 2007	$40.05	$30.10	$37.74
September 28, 2007	$44.84	$30.06	$43.06
December 31, 2007	$62.94	$41.49	$60.44
March 31, 2008	$63.47	$35.21	$39.24
June 30, 2008	$49.82	$37.50	$39.82
September 30, 2008	$40.20	$15.95	$19.24
December 31, 2008	$19.05	$5.13	$10.05
March 31, 2009	$13.88	$4.64	$6.27
June 30, 2009	$13.87	$5.95	$12.40
September 30, 2009	$18.94	$9.08	$18.68
December 23, 2009*	$21.44	$17.00	$20.21

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBI

Initial price: $20.21

Protection level: 75.00%

Protection price: $15.16

Physical delivery amount: 49 ($1,000/Initial price)

Fractional shares: 0.480455

Coupon: 12.00% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 41,200 producing oil and natural gas wells that are currently producing approximately 2.2 billion cubic feet equivalent, or bcfe, per day, 94% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2008, 37% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
September 30, 2009	$29.49	$16.92	$28.40
December 23, 2009*	$30.00	$22.07	$27.32

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $27.32

Protection level: 75.00%

Protection price: $20.49

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.603221

Coupon: 9.00% per annum

Maturity: June 28, 2010

Dividend yield: 1.10% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.55%
+ 90%	4.50%		90.55%
+ 80%	4.50%		80.55%
+ 70%	4.50%		70.55%
+ 60%	4.50%		60.55%
+ 50%	4.50%		50.55%
+ 40%	4.50%		40.55%
+ 30%	4.50%		30.55%
+ 20%	4.50%		20.55%
+ 10%	4.50%		10.55%
+ 5%	4.50%		5.55%

0%	4.50%		0.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.45%
- 10%	4.50%	-5.50%	-9.45%
- 20%	4.50%	-15.50%	-19.45%
- 30%	N/A	-25.50%	-29.45%
- 40%	N/A	-35.50%	-39.45%
- 50%	N/A	-45.50%	-49.45%
- 60%	N/A	-55.50%	-59.45%
- 70%	N/A	-65.50%	-69.45%
- 80%	N/A	-75.50%	-79.45%
- 90%	N/A	-85.50%	-89.45%
- 100%	N/A	-95.50%	-99.45%

Cliffs Natural Resources Inc.

According to publicly available information, Cliffs Natural Resources Inc. (the “Company”) is an international mining and natural resources company. The Company is the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia, and a significant producer of metallurgical coal. For the year ending December 31, 2008, the Company produced a total of 35.2 million tons of iron ore pellets, including 22.9 million tons for the Company’s account and 12.3 million tons on behalf of steel company owners of the mines.

The linked share’s SEC file number is: 001-08944.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$6.80	$3.20	$6.37
March 31, 2004	$8.65	$5.25	$8.18
June 30, 2004	$8.60	$4.85	$7.05
September 30, 2004	$10.17	$6.22	$10.11
December 31, 2004	$13.51	$8.35	$12.98
March 31, 2005	$22.09	$11.70	$18.22
June 30, 2005	$18.88	$12.79	$14.44
September 30, 2005	$22.13	$14.21	$21.78
December 30, 2005	$24.81	$17.73	$22.14
March 31, 2006	$27.59	$20.12	$21.78
June 30, 2006	$25.21	$15.70	$19.82
September 29, 2006	$20.05	$16.58	$19.06
December 29, 2006	$24.73	$18.42	$24.22
March 30, 2007	$32.42	$23.00	$32.01
June 29, 2007	$46.03	$32.10	$38.84
September 28, 2007	$45.00	$28.21	$43.99
December 31, 2007	$53.09	$36.76	$50.40
March 31, 2008	$63.88	$38.63	$59.91
June 30, 2008	$121.88	$57.32	$119.19
September 30, 2008	$118.10	$42.16	$52.94
December 31, 2008	$53.30	$13.73	$25.61
March 31, 2009	$32.48	$11.81	$18.16
June 30, 2009	$32.11	$17.18	$24.47
September 30, 2009	$35.56	$19.45	$32.36
December 23, 2009*	$47.25	$29.07	$47.16

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CLF

Initial price: $47.16

Protection level: 70.00%

Protection price: $33.01

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.204411

Coupon: 12.25% per annum

Maturity: June 28, 2010

Dividend yield: 0.54% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.27%
+ 90%	6.125%		90.27%
+ 80%	6.125%		80.27%
+ 70%	6.125%		70.27%
+ 60%	6.125%		60.27%
+ 50%	6.125%		50.27%
+ 40%	6.125%		40.27%
+ 30%	6.125%		30.27%
+ 20%	6.125%		20.27%
+ 10%	6.125%		10.27%
+ 5%	6.125%		5.27%

0%	6.125%		0.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.73%
- 10%	6.125%	-3.875%	-9.73%
- 20%	6.125%	-13.875%	-19.73%
- 30%	6.125%	-23.875%	-29.73%
- 40%	N/A	-33.875%	-39.73%
- 50%	N/A	-43.875%	-49.73%
- 60%	N/A	-53.875%	-59.73%
- 70%	N/A	-63.875%	-69.73%
- 80%	N/A	-73.875%	-79.73%
- 90%	N/A	-83.875%	-89.73%
- 100%	N/A	-93.875%	-99.73%

CEMEX, S.A.B. de C.V. (ADR)

According to publicly available information, CEMEX, S.A.B. de C.V., (the “Company”) is the third largest ready-mix concrete company in the world, based on installed capacity as of December 31, 2008 of approximately 95.6 million tons. The Company is the largest ready-mix concrete company in the world with annual sales volumes of approximately 77.3 million cubic meters, and one of the largest aggregates company in the world with annual sales volumes of approximately 241 million tons, in each case based on its annual sales volumes in 2008. The Company is also one of the world’s largest traders of cement and clinker, having traded approximately 9 million tons of cement and clinker in 2008. The Company is a holding company primarily engaged, through its operating subsidiaries, in the production, distribution, marketing and sale of cement, ready-mix concrete, aggregates and clinker.

The Company is a global cement manufacturer with operations in North America, Europe, South America, Central America, the Caribbean, Africa, the Middle East and Asia.

The linked share’s SEC file number is 001-14946.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.73	$10.14	$11.54
March 31, 2004	$13.19	$11.54	$13.13
June 30, 2004	$13.81	$11.44	$12.81
September 30, 2004	$13.79	$11.87	$12.39
December 31, 2004	$16.10	$11.95	$16.04
March 31, 2005	$18.72	$15.21	$15.96
June 30, 2005	$19.25	$15.03	$18.68
September 30, 2005	$23.69	$18.44	$23.03
December 30, 2005	$27.29	$20.60	$26.13
March 31, 2006	$29.54	$24.66	$28.75
June 30, 2006	$32.64	$21.54	$25.80
September 29, 2006	$27.89	$24.23	$27.24
December 29, 2006	$30.78	$26.78	$30.68
March 30, 2007	$34.42	$28.26	$29.66
June 29, 2007	$38.36	$28.95	$34.24
September 28, 2007	$35.24	$26.06	$27.76
December 31, 2007	$30.99	$23.02	$23.99
March 31, 2008	$27.32	$19.41	$24.24
June 30, 2008	$31.36	$22.46	$23.75
September 30, 2008	$24.27	$15.29	$16.56
December 31, 2008	$16.43	$3.86	$8.79
March 31, 2009	$10.33	$3.79	$6.01
June 30, 2009	$11.39	$5.93	$9.34
September 30, 2009	$14.58	$7.63	$12.92
December 23, 2009*	$13.96	$10.03	$11.95

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CX

Initial price: $11.95

Protection level: 70.00%

Protection price: $8.37

Physical delivery amount: 83 ($1,000/Initial price)

Fractional shares: 0.682008

Coupon: 12.00% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	- 5.00%
- 10%	6.00%	- 4.00%	- 10.00%
- 20%	6.00%	-14.00%	- 20.00%
- 30%	6.00%	-24.00%	- 30.00%
- 40%	N/A	-34.00%	- 40.00%
- 50%	N/A	-44.00%	- 50.00%
- 60%	N/A	-54.00%	- 60.00%
- 70%	N/A	-64.00%	- 70.00%
- 80%	N/A	-74.00%	- 80.00%
- 90%	N/A	-84.00%	- 90.00%
- 100%	N/A	-94.00%	-100.00%

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. The Company is a diversified chemical company that offers a broad range of innovative chemical, plastic and agricultural products and services to customers in approximately 160 countries. As of December 31, 2008, the Company had annual sales of $57.5 billion and employed approximately 46,000 people worldwide. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,300 products.

The Company’s principal executive offices are located at 2030 Dow Center, Midland, Michigan 48674.

The linked share’s SEC file number is 001-03433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.00	$32.56	$41.57
March 31, 2004	$44.21	$37.49	$40.28
June 30, 2004	$42.45	$36.36	$40.70
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 28, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 31, 2008	$40.00	$33.01	$36.85
June 30, 2008	$42.90	$34.64	$34.91
September 30, 2008	$38.50	$30.82	$31.78
December 31, 2008	$32.28	$14.93	$15.09
March 31, 2009	$16.68	$5.89	$8.43
June 30, 2009	$18.99	$8.14	$16.14
September 30, 2009	$27.24	$14.22	$26.07
December 23, 2009*	$29.50	$23.15	$27.85

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $27.85

Protection level: 75.00%

Protection price: $20.89

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.906643

Coupon: 10.00% per annum

Maturity: June 28, 2010

Dividend yield: 3.12% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.56%
+ 90%	5.00%		91.56%
+ 80%	5.00%		81.56%
+ 70%	5.00%		71.56%
+ 60%	5.00%		61.56%
+ 50%	5.00%		51.56%
+ 40%	5.00%		41.56%
+ 30%	5.00%		31.56%
+ 20%	5.00%		21.56%
+ 10%	5.00%		11.56%
+ 5%	5.00%		6.56%

0%	5.00%		1.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.44%
- 10%	5.00%	-5.00%	-8.44%
- 20%	5.00%	-15.00%	-18.44%
- 30%	N/A	-25.00%	-28.44%
- 40%	N/A	-35.00%	-38.44%
- 50%	N/A	-45.00%	-48.44%
- 60%	N/A	-55.00%	-58.44%
- 70%	N/A	-65.00%	-68.44%
- 80%	N/A	-75.00%	-78.44%
- 90%	N/A	-85.00%	-88.44%
- 100%	N/A	-95.00%	-98.44%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. As of December 31, 2008, the Company is one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$17.31	$10.68	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.02	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.53	$2.40	$6.07
September 30, 2009	$8.86	$5.25	$7.21
December 23, 2009*	$10.11	$6.61	$10.08

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $10.08

Protection level: 75.00%

Protection price: $7.56

Physical delivery amount: 99 ($1,000/Initial price)

Fractional shares: 0.206349

Coupon: 10.00% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. As of December 31, 2008, consolidated recoverable proven and probable reserves totaled 102.0 billion pounds of copper, 40.0 million ounces of gold, 2.48 billion pounds of molybdenum, 266.6 million ounces of silver and 0.7 billion pounds of cobalt. Approximately 35 percent of there copper reserves were in Indonesia, approximately 31 percent were in South America, approximately 28 percent were in North America and approximately six percent were in Africa. Approximately 96 percent of there gold reserves were in Indonesia, with our remaining gold reserves located in South America.

The linked share’s SEC file number is 1-11307-01.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
September 30, 2008	$117.08	$51.24	$56.85
December 31, 2008	$56.20	$15.70	$24.44
March 31, 2009	$43.45	$21.17	$38.11
June 30, 2009	$61.55	$36.60	$50.11
September 30, 2009	$73.43	$43.19	$68.61
December 23, 2009*	$87.35	$63.01	$80.93

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $80.93

Protection level: 75.00%

Protection price: $60.70

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.356357

Coupon: 9.50% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.00%
+ 90%	4.75%		90.00%
+ 80%	4.75%		80.00%
+ 70%	4.75%		70.00%
+ 60%	4.75%		60.00%
+ 50%	4.75%		50.00%
+ 40%	4.75%		40.00%
+ 30%	4.75%		30.00%
+ 20%	4.75%		20.00%
+ 10%	4.75%		10.00%
+ 5%	4.75%		5.00%

0%	4.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	- 0.25%	-5.00%
- 10%	4.75%	- 5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	N/A	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants — each with four production lines — at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 28, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
September 30, 2008	$301.30	$176.07	$188.91
December 31, 2008	$202.88	$85.28	$137.96
March 31, 2009	$165.20	$100.93	$132.70
June 30, 2009	$207.51	$129.90	$162.12
September 30, 2009	$176.00	$112.12	$152.86
December 23, 2009*	$162.20	$115.09	$132.58

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $132.58

Protection level: 70.00%

Protection price: $92.81

Physical delivery amount: 7 ($1,000/Initial price)

Fractional shares: 0.542616

Coupon: 13.00% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	6.50%	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

Forest Oil Corporation

According to publicly available information, Forest Oil Corporation (the “Company”) is an independent oil and gas company engaged in the acquisition, exploration, development, and production of natural gas and liquids primarily in North America. The Company was incorporated in New York in 1924, as the successor to a company formed in 1916, and has been a publicly held company since 1969.

The Company currently conducts its operations in three geographical segments and five business units. The geographical segments are: the United States, Canada, and International. The business units are: Western, Eastern, Southern, Canada, and International. The Company conducts exploration and development activities in each of its geographical segments; however, substantially all of its estimated proved reserves and all of its producing properties are located in North America. The Company’s total estimated proved reserves as of December 31, 2008 were approximately 2,668 Bcfe. At December 31, 2008, approximately 87% of the Company’s estimated proved oil and gas reserves were in the United States, approximately 11% were in Canada, and approximately 2% were in Italy.

The linked share’s SEC file number is 001-13515.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$19.80	$15.55	$19.14
March 31, 2004	$19.83	$15.72	$16.91
June 30, 2004	$18.53	$15.57	$18.30
September 30, 2004	$20.47	$16.31	$20.17
December 31, 2004	$22.85	$18.87	$21.25
March 31, 2005	$29.00	$19.34	$27.13
June 30, 2005	$29.47	$22.91	$28.13
September 30, 2005	$36.68	$27.31	$34.90
December 30, 2005	$36.34	$26.97	$30.52
March 31, 2006	$37.36	$30.81	$37.18
June 30, 2006	$39.75	$28.01	$33.16
September 29, 2006	$35.28	$29.06	$31.59
December 29, 2006	$36.17	$29.13	$32.68
March 30, 2007	$34.25	$28.84	$33.37
June 29, 2007	$44.70	$33.26	$42.26
September 28, 2007	$44.72	$37.43	$43.04
December 31, 2007	$52.25	$42.78	$50.84
March 31, 2008	$52.21	$40.85	$48.96
June 30, 2008	$76.20	$49.80	$74.50
September 30, 2008	$82.96	$45.31	$49.60
December 31, 2008	$47.97	$12.00	$16.49
March 31, 2009	$21.77	$10.34	$13.15
June 30, 2009	$22.24	$12.46	$14.92
September 30, 2009	$20.17	$12.01	$19.57
December 23, 2009*	$24.99	$17.16	$23.50

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FST

Initial price: $23.50

Protection level: 70.00%

Protection price: $16.45

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.553191

Coupon: 12.50% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.00%
+ 90%	6.25%		90.00%
+ 80%	6.25%		80.00%
+ 70%	6.25%		70.00%
+ 60%	6.25%		60.00%
+ 50%	6.25%		50.00%
+ 40%	6.25%		40.00%
+ 30%	6.25%		30.00%
+ 20%	6.25%		20.00%
+ 10%	6.25%		10.00%
+ 5%	6.25%		5.00%

0%	6.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-5.00%
- 10%	6.25%	-3.75%	-10.00%
- 20%	6.25%	-13.75%	-20.00%
- 30%	6.25%	-23.75%	-30.00%
- 40%	N/A	-33.75%	-40.00%
- 50%	N/A	-43.75%	-50.00%
- 60%	N/A	-53.75%	-60.00%
- 70%	N/A	-63.75%	-70.00%
- 80%	N/A	-73.75%	-80.00%
- 90%	N/A	-83.75%	-90.00%
- 100%	N/A	-93.75%	-100.00%

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. As of December 31, 2008, the Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day. The Company’s marketing efforts are primarily focused in the Rocky Mountain region and the Plains States, which they believe are among the most attractive refined products markets in the United States.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$4.45	$3.70	$4.31
March 31, 2004	$4.96	$4.02	$4.85
June 30, 2004	$5.30	$4.25	$5.30
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 30, 2007	$33.75	$25.47	$32.64
June 29, 2007	$45.75	$31.96	$43.77
September 28, 2007	$49.10	$31.61	$41.64
December 31, 2007	$49.11	$39.54	$40.58
March 31, 2008	$41.00	$25.23	$27.26
June 30, 2008	$32.99	$23.03	$23.91
September 30, 2008	$24.26	$16.50	$18.42
December 31, 2008	$18.36	$7.51	$12.63
March 31, 2009	$16.84	$11.80	$12.79
June 30, 2009	$18.40	$12.09	$13.11
September 30, 2009	$15.15	$12.01	$13.92
December 23, 2009*	$16.54	$11.03	$11.57

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $11.57

Protection level: 75.00%

Protection price: $8.68

Physical delivery amount: 86 ($1,000/Initial price)

Fractional shares: 0.430424

Coupon: 11.25% per annum

Maturity: June 28, 2010

Dividend yield: 1.56% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.625%	100.78%
+ 90%		5.625%	90.78%
+ 80%		5.625%	80.78%
+ 70%		5.625%	70.78%
+ 60%		5.625%	60.78%
+ 50%		5.625%	50.78%
+ 40%		5.625%	40.78%
+ 30%		5.625%	30.78%
+ 20%		5.625%	20.78%
+ 10%		5.625%	10.78%
+ 5%		5.625%	5.78%

0%		5.625%	0.78%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	- 4.22%
- 10%	5.625%	- 4.375%	- 9.22%
- 20%	5.625%	-14.375%	-19.22%
- 30%	N/A	-24.375%	-29.22%
- 40%	N/A	-34.375%	-39.22%
- 50%	N/A	-44.375%	-49.22%
- 60%	N/A	-54.375%	-59.22%
- 70%	N/A	-64.375%	-69.22%
- 80%	N/A	-74.375%	-79.22%
- 90%	N/A	-84.375%	-89.22%
- 100%	N/A	-94.375%	-99.22%

Green Mountain Coffee Roasters, Inc.

According to publicly available information, Green Mountain Coffee Roasters, Inc. (the “Company”) is a leader in the specialty coffee industry. The Company sells over 100 whole bean and ground coffee selections, hot cocoa , teas and coffees in K-Cup® portion packs, Keurig® single-cup brewers and other accessories. In recent years, a significant driver of the Company’s growth has been the sale of K-Cups and Keurig brewing systems. The Company manages its operations through two business segments, Green Mountain Coffee and Keurig, Incorporated. In fiscal 2009, approximately 30% of the Company’s specialty coffee business unit’s total consolidated sales volume was from fair trade certified coffee.

The linked share’s SEC file number is 001-12340.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$5.36	$4.38	$5.12
March 31, 2004	$5.36	$4.33	$4.48
June 30, 2004	$4.83	$3.97	$4.13
September 30, 2004	$4.80	$4.00	$4.67
December 31, 2004	$5.88	$4.64	$5.58
March 31, 2005	$6.09	$5.18	$5.33
June 30, 2005	$7.89	$5.22	$7.54
September 30, 2005	$8.87	$6.80	$7.73
December 30, 2005	$9.86	$6.96	$9.02
March 31, 2006	$9.27	$8.44	$8.83
June 30, 2006	$10.03	$7.85	$8.93
September 29, 2006	$9.17	$7.78	$8.18
December 29, 2006	$11.91	$8.00	$10.94
March 30, 2007	$14.56	$10.93	$14.01
June 29, 2007	$18.15	$13.48	$17.50
September 28, 2007	$28.62	$17.37	$22.13
December 31, 2007	$28.00	$19.73	$27.13
March 31, 2008	$27.88	$16.67	$21.10
June 30, 2008	$29.83	$19.40	$25.05
September 30, 2008	$28.00	$20.97	$26.23
December 31, 2008	$27.33	$15.57	$25.80
March 31, 2009	$33.66	$21.40	$32.00
June 30, 2009	$63.63	$30.57	$59.12
September 30, 2009	$75.88	$53.29	$73.84
December 23, 2009*	$79.20	$59.60	$72.63

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GMCR

Initial price: $72.63

Protection level: 70.00%

Protection price: $50.84

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.768415

Coupon: 10.25% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	5.125%	-14.875%	-20.00%
- 30%	5.125%	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
- 100%	N/A	-94.875%	-100.00%

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. As of December 31, 2008, the Company’s net sales were approximately $19.5 billion and it had a net loss in 2008 of $77 million. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,600 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 61 manufacturing facilities in 25 countries, including the United States, and it has marketing operations in almost every country around the world. The Company employs approximately 74,700 associates worldwide.

The linked share’s SEC file number is 001-01927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$7.94	$6.05	$7.86
March 31, 2004	$11.90	$7.06	$8.54
June 30, 2004	$10.40	$7.66	$9.09
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 30, 2008	$23.10	$14.16	$15.31
December 31, 2008	$15.11	$3.94	$5.97
March 31, 2009	$8.09	$3.17	$6.26
June 30, 2009	$14.26	$6.00	$11.26
September 30, 2009	$18.84	$9.98	$17.03
December 23, 2009*	$18.23	$11.88	$14.29

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $14.29

Protection level: 70.00%

Protection price: $10.00

Physical delivery amount: 69 ($1,000/Initial price)

Fractional shares: 0.979006

Coupon: 12.25% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		6.125%	100.00%
+ 90%		6.125%	90.00%
+ 80%		6.125%	80.00%
+ 70%		6.125%	70.00%
+ 60%		6.125%	60.00%
+ 50%		6.125%	50.00%
+ 40%		6.125%	40.00%
+ 30%		6.125%	30.00%
+ 20%		6.125%	20.00%
+ 10%		6.125%	10.00%
+ 5%		6.125%	5.00%

0%		6.125%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	6.125%	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

Hartford Financial Services Group, Inc.

According to publicly available information, The Hartford Financial Services Group, Inc. (the “Company”) is a diversified insurance and financial services company. The Company, headquartered in Connecticut, is a provider of investment products, individual life, group life and group disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, founded in 1810, is the oldest of the Company’s subsidiaries. The Company writes insurance in the United States and internationally. At December 31, 2008, total assets and total stockholders’ equity of the Company were $287.6 billion and $9.3 billion, respectively.

The linked share’s SEC file number is 001-13958.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$59.27	$52.14	$59.03
March 31, 2004	$66.70	$58.75	$63.70
June 30, 2004	$69.12	$61.06	$68.74
September 30, 2004	$69.05	$58.08	$61.93
December 31, 2004	$69.57	$52.73	$69.31
March 31, 2005	$74.07	$65.98	$68.56
June 30, 2005	$77.52	$65.35	$74.78
September 30, 2005	$82.50	$71.53	$77.17
December 30, 2005	$89.49	$72.57	$85.89
March 31, 2006	$89.12	$79.24	$80.55
June 30, 2006	$93.95	$80.14	$84.60
September 29, 2006	$88.51	$79.55	$86.75
December 29, 2006	$93.75	$83.78	$93.31
March 30, 2007	$97.95	$90.30	$95.58
June 29, 2007	$106.23	$94.89	$98.51
September 28, 2007	$100.54	$83.00	$92.55
December 31, 2007	$99.14	$86.37	$87.19
March 31, 2008	$87.88	$63.98	$75.77
June 30, 2008	$79.88	$64.41	$64.57
September 30, 2008	$68.35	$31.50	$40.99
December 31, 2008	$39.74	$4.16	$16.42
March 31, 2009	$19.91	$3.33	$7.85
June 30, 2009	$18.16	$7.16	$11.87
September 30, 2009	$29.00	$10.00	$26.50
December 23, 2009*	$29.59	$23.06	$23.34

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HIG

Initial price: $23.34

Protection level: 70.00%

Protection price: $16.34

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.844901

Coupon: 14.00% per annum

Maturity: June 28, 2010

Dividend yield: 0.86% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.43%
+ 90%	7.00%		90.43%
+ 80%	7.00%		80.43%
+ 70%	7.00%		70.43%
+ 60%	7.00%		60.43%
+ 50%	7.00%		50.43%
+ 40%	7.00%		40.43%
+ 30%	7.00%		30.43%
+ 20%	7.00%		20.43%
+ 10%	7.00%		10.43%
+ 5%	7.00%		5.43%

0%	7.00%		0.43%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.57%
- 10%	7.00%	- 3.00%	-9.57%
- 20%	7.00%	-13.00%	-19.57%
- 30%	7.00%	-23.00%	-29.57%
- 40%	N/A	-33.00%	-39.57%
- 50%	N/A	-43.00%	-49.57%
- 60%	N/A	-53.00%	-59.57%
- 70%	N/A	-63.00%	-69.57%
- 80%	N/A	-73.00%	-79.57%
- 90%	N/A	-83.00%	-89.57%
- 100%	N/A	-93.00%	-99.57%

Harley-Davidson, Inc.

Harley-Davidson, Inc. (the “Company”) was incorporated in 1981. As of December 31, 2008, the Company operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment.

The Motorcycles segment includes the groups of companies doing business as Harley-Davidson Motor Company (HDMC), Buell Motorcycle Company (Buell) and MV Agusta (MV), which was acquired in 2008. The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles as well as a complete line of motorcycle parts, accessories, clothing and collectibles. The Company, which is the only major American motorcycle manufacturer, has had the largest share of the United States heavyweight (651+cc) motorcycle market since 1986.

The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

The linked share’s SEC file number is 001-09183.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$52.50	$44.57	$47.53
March 31, 2004	$54.40	$45.20	$53.34
June 30, 2004	$62.31	$52.31	$61.94
September 30, 2004	$63.75	$56.42	$59.44
December 31, 2004	$61.24	$55.01	$60.75
March 31, 2005	$62.49	$57.20	$57.76
June 30, 2005	$59.14	$45.14	$49.60
September 30, 2005	$54.23	$46.47	$48.44
December 30, 2005	$55.93	$44.40	$51.49
March 31, 2006	$54.88	$47.95	$51.88
June 30, 2006	$55.43	$47.86	$54.89
September 29, 2006	$65.76	$50.74	$62.75
December 29, 2006	$75.87	$62.19	$70.47
March 30, 2007	$74.03	$57.91	$58.75
June 29, 2007	$66.00	$58.75	$59.61
September 28, 2007	$63.38	$45.92	$46.21
December 31, 2007	$51.75	$44.37	$46.71
March 31, 2008	$46.61	$34.17	$37.50
June 30, 2008	$41.75	$34.20	$36.26
September 30, 2008	$48.00	$32.18	$37.30
December 31, 2008	$36.92	$11.54	$16.97
March 31, 2009	$20.01	$7.99	$13.39
June 30, 2009	$22.73	$12.90	$16.21
September 30, 2009	$25.56	$14.99	$23.00
December 23, 2009*	$29.99	$20.76	$25.73

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOG

Initial price: $25.73

Protection level: 75.00%

Protection price: $19.30

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.865138

Coupon: 10.25% per annum

Maturity: June 28, 2010

Dividend yield: 1.55% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.78%
+ 90%	5.125%		90.78%
+ 80%	5.125%		80.78%
+ 70%	5.125%		70.78%
+ 60%	5.125%		60.78%
+ 50%	5.125%		50.78%
+ 40%	5.125%		40.78%
+ 30%	5.125%		30.78%
+ 20%	5.125%		20.78%
+ 10%	5.125%		10.78%
+ 5%	5.125%		5.78%

0%	5.125%		0.78%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.22%
- 10%	5.125%	-4.875%	-9.22%
- 20%	5.125%	-14.875%	-19.22%
- 30%	N/A	-24.875%	-29.22%
- 40%	N/A	-34.875%	-39.22%
- 50%	N/A	-44.875%	-49.22%
- 60%	N/A	-54.875%	-59.22%
- 70%	N/A	-64.875%	-69.22%
- 80%	N/A	-74.875%	-79.22%
- 90%	N/A	-84.875%	-89.22%
- 100%	N/A	-94.875%	-99.22%

J.C. Penney Company, Inc.

According to publicly available information, J. C. Penney Company, Inc. (the “Company”) is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. J. C. Penney Corporation, Inc. was incorporated in Delaware in 1924, and the Company was incorporated in Delaware in 2002, when the holding company structure was implemented. The holding company has no independent assets or operations, and no direct subsidiaries other than J. C. Penney Corporation, Inc.

Since it was founded by James Cash Penney in 1902, the Company has grown to be a major retailer, operating 1,093 JCPenney department stores in 49 states and Puerto Rico as of January 31, 2009. The Company’s business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct generally serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company markets apparel, jewelry, shoes, accessories and home furnishings. In addition, the department stores provide customers with services such as salon, optical, portrait photography and custom decorating.

The linked share’s SEC file number is: 001-15274.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$26.42	$21.45	$26.28
March 31, 2004	$34.94	$25.29	$34.78
June 30, 2004	$39.23	$31.10	$37.76
September 30, 2004	$41.31	$34.95	$35.28
December 31, 2004	$41.82	$34.03	$41.40
March 31, 2005	$53.40	$40.26	$51.92
June 30, 2005	$53.71	$43.80	$52.58
September 30, 2005	$57.99	$45.28	$47.42
December 30, 2005	$56.99	$44.16	$55.60
March 31, 2006	$63.14	$54.20	$60.41
June 30, 2006	$68.78	$57.44	$67.51
September 29, 2006	$69.49	$61.22	$68.39
December 29, 2006	$82.45	$67.60	$77.36
March 30, 2007	$87.18	$75.23	$82.16
June 29, 2007	$84.70	$69.10	$72.38
September 28, 2007	$76.99	$61.54	$63.37
December 31, 2007	$69.25	$39.98	$43.99
March 31, 2008	$51.42	$33.27	$37.71
June 30, 2008	$46.55	$35.68	$36.29
September 30, 2008	$44.20	$27.65	$33.34
December 31, 2008	$33.70	$13.95	$19.70
March 31, 2009	$22.90	$13.72	$20.07
June 30, 2009	$32.85	$19.49	$28.71
September 30, 2009	$34.54	$25.67	$33.75
December 23, 2009*	$37.21	$26.98	$27.31

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JCP

Initial price: $27.31

Protection level: 75.00%

Protection price: $20.48

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.616624

Coupon: 9.50% per annum

Maturity: June 28, 2010

Dividend yield: 2.93% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		101.47%
+ 90%	4.75%		91.47%
+ 80%	4.75%		81.47%
+ 70%	4.75%		71.47%
+ 60%	4.75%		61.47%
+ 50%	4.75%		51.47%
+ 40%	4.75%		41.47%
+ 30%	4.75%		31.47%
+ 20%	4.75%		21.47%
+ 10%	4.75%		11.47%
+ 5%	4.75%		6.47%

0%	4.75%		1.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-3.53%
- 10%	4.75%	-5.25%	-8.53%
- 20%	4.75%	-15.25%	-18.53%
- 30%	N/A	-25.25%	-28.53%
- 40%	N/A	-35.25%	-38.53%
- 50%	N/A	-45.25%	-48.53%
- 60%	N/A	-55.25%	-58.53%
- 70%	N/A	-65.25%	-68.53%
- 80%	N/A	-75.25%	-78.53%
- 90%	N/A	-85.25%	-88.53%
- 100%	N/A	-95.25%	-98.53%

Joy Global Inc.

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. In February 2008, the Company acquired N.E.S. Investment Co. and its wholly owned subsidiary, Continental Global Group, Inc. (“Continental”), a producer in conveyor systems for bulk material handling in mining and industrial applications. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals. The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or “Joy”) and surface mining equipment (P&H Mining Equipment or “P&H”). Joy manufactures underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. It has facilities in Australia, South Africa, the United Kingdom, and the United States. Joy products include: continuous miners; longwall shearers; powered roof supports; armored face conveyors; shuttle cars; flexible conveyor trains; complete longwall mining systems (consisting of powered roof supports, an armored face conveyor and a longwall shearer); and roof bolters. Sales of original equipment for the mining industry, as a class of products, accounted for 45%, 42%, and 37% of our consolidated sales for fiscal 2009, 2008, and 2007, respectively. Joy also maintains a network of service and replacement parts distribution centers to rebuild and service equipment and to sell replacement parts in support of its installed base. P&H produces surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. P&H products include electric mining shovels and rotary blasthole drills and walking draglines for open-pit mining operations. P&H has facilities in Australia, Brazil, Canada, Chile, China, South Africa, and the United States. P&H products are used in mining copper, coal, iron ore, oil sands, silver, gold, diamonds, phosphate, and other minerals and ores.

The linked share’s SEC file number is 1-09299.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.89	$7.22	$11.62
March 31, 2004	$13.32	$11.00	$12.48
June 30, 2004	$13.56	$10.44	$13.31
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.80	$31.32	$37.61
December 29, 2006	$50.77	$35.59	$48.34
March 30, 2007	$55.80	$40.36	$42.90
June 29, 2007	$61.99	$42.43	$58.33
September 28, 2007	$65.50	$42.10	$50.86
December 31, 2007	$67.57	$48.76	$65.82
March 31, 2008	$72.00	$47.97	$65.16
June 30, 2008	$89.98	$62.76	$75.83
September 30, 2008	$78.55	$35.82	$45.14
December 31, 2008	$44.70	$14.30	$22.89
March 31, 2009	$28.06	$15.38	$21.30
June 30, 2009	$42.25	$20.29	$35.72
September 30, 2009	$50.56	$30.21	$48.94
December 23, 2009*	$59.27	$43.81	$54.56

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JOYG

Initial price: $54.56

Protection level: 75.00%

Protection price: $40.92

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.328446

Coupon: 12.00% per annum

Maturity: June 28, 2010

Dividend yield: 1.28% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.64%
+ 90%	6.00%		90.64%
+ 80%	6.00%		80.64%
+ 70%	6.00%		70.64%
+ 60%	6.00%		60.64%
+ 50%	6.00%		50.64%
+ 40%	6.00%		40.64%
+ 30%	6.00%		30.64%
+ 20%	6.00%		20.64%
+ 10%	6.00%		10.64%
+ 5%	6.00%		5.64%

0%	6.00%		0.64%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.36%
- 10%	6.00%	-4.00%	-9.36%
- 20%	6.00%	-14.00%	-19.36%
- 30%	N/A	-24.00%	-29.36%
- 40%	N/A	-34.00%	-39.36%
- 50%	N/A	-44.00%	-49.36%
- 60%	N/A	-54.00%	-59.36%
- 70%	N/A	-64.00%	-69.36%
- 80%	N/A	-74.00%	-79.36%
- 90%	N/A	-84.00%	-89.36%
- 100%	N/A	-94.00%	-99.36%

Kinross Gold Corporation

According to publicly available information, Kinross Gold Corporation (the “Company”) is principally engaged in the mining and processing of gold and, as a by-products, silver ore and the exploration for, and the acquisition of, gold bearing properties in the Americas, the Russian Federation and worldwide. The Company’s strategy is to increase shareholder value through increases in precious metal reserves, production and long-term cash flow and earning per share.

At December 31, 2008, the Company employed approximately 5,500 persons.

The linked share’s SEC file number is: 001-10321.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$9.29	$7.04	$7.99
March 31, 2004	$8.56	$6.40	$7.33
June 30, 2004	$7.53	$4.80	$5.56
September 30, 2004	$6.87	$5.03	$6.78
December 31, 2004	$8.40	$6.34	$7.04
March 31, 2005	$7.33	$5.87	$6.00
June 30, 2005	$6.20	$4.86	$6.10
September 30, 2005	$7.90	$5.53	$7.68
December 30, 2005	$9.42	$6.49	$9.22
March 31, 2006	$11.94	$8.77	$10.93
June 30, 2006	$13.07	$8.92	$10.89
September 29, 2006	$15.39	$10.30	$12.52
December 29, 2006	$13.63	$10.87	$11.88
March 30, 2007	$14.57	$10.64	$13.79
June 29, 2007	$14.91	$11.32	$11.68
September 28, 2007	$15.50	$9.87	$14.98
December 31, 2007	$21.19	$14.43	$18.40
March 31, 2008	$27.40	$18.74	$22.11
June 30, 2008	$25.45	$17.97	$23.61
September 30, 2008	$25.36	$11.47	$16.12
December 31, 2008	$19.05	$7.14	$18.42
March 31, 2009	$19.64	$14.33	$17.87
June 30, 2009	$20.98	$13.62	$18.15
September 30, 2009	$23.65	$17.22	$21.70
December 23, 2009*	$23.91	$17.45	$18.83

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KGC

Initial price: $18.83

Protection level: 75.00%

Protection price: $14.12

Physical delivery amount: 53 ($1,000/Initial price)

Fractional shares: 0.106745

Coupon: 10.25% per annum

Maturity: June 28, 2010

Dividend yield: 0.48% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.24%
+ 90%	5.125%		90.24%
+ 80%	5.125%		80.24%
+ 70%	5.125%		70.24%
+ 60%	5.125%		60.24%
+ 50%	5.125%		50.24%
+ 40%	5.125%		40.24%
+ 30%	5.125%		30.24%
+ 20%	5.125%		20.24%
+ 10%	5.125%		10.24%
+ 5%	5.125%		5.24%

0%	5.125%		0.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.76%
- 10%	5.125%	-4.875%	-9.76%
- 20%	5.125%	-14.875%	-19.76%
- 30%	N/A	-24.875%	-29.76%
- 40%	N/A	-34.875%	-39.76%
- 50%	N/A	-44.875%	-49.76%
- 60%	N/A	-54.875%	-59.76%
- 70%	N/A	-64.875%	-69.76%
- 80%	N/A	-74.875%	-79.76%
- 90%	N/A	-84.875%	-89.76%
- 100%	N/A	-94.875%	-99.76%

Lincoln National Corp.

According to publicly available information, Lincoln National Corp. (the “Company”) is a holding company, which operates multiple insurance and investment management businesses through subsidiary companies. Through the Company’s business segments, they sell a wide range of wealth protection, accumulation and retirement income products and solutions. The Company was organized under the laws of the state of Indiana in 1968. The Company currently maintains their principal executive offices in Radnor, Pennsylvania, which were previously located in Philadelphia, Pennsylvania. As of December 31, 2008, the Company had consolidated assets of $163.1 billion and consolidated stockholders’ equity of $8.0 billion. On July 21, 2008, the Company announced the realignment of their segments under their former Employer Markets and Individual Markets operating businesses into two new operating businesses – Retirement Solutions and Insurance Solutions.

The linked share’s SEC file number is 01-06028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$41.32	$35.41	$40.37
March 31, 2004	$48.87	$40.06	$47.32
June 30, 2004	$50.38	$43.26	$47.25
September 30, 2004	$47.50	$41.90	$47.00
December 31, 2004	$48.70	$40.79	$46.68
March 31, 2005	$49.42	$44.36	$45.14
June 30, 2005	$47.77	$41.59	$46.92
September 30, 2005	$52.42	$46.59	$52.02
December 30, 2005	$54.40	$46.94	$53.03
March 31, 2006	$57.96	$52.00	$54.59
June 30, 2006	$60.51	$54.30	$56.44
September 29, 2006	$63.47	$53.94	$62.08
December 29, 2006	$66.72	$61.74	$66.40
March 30, 2007	$71.18	$64.29	$67.79
June 29, 2007	$74.72	$66.90	$70.95
September 28, 2007	$72.27	$54.42	$65.97
December 31, 2007	$69.68	$55.86	$58.22
March 31, 2008	$58.11	$45.64	$52.00
June 30, 2008	$56.78	$45.18	$45.32
September 30, 2008	$59.20	$39.99	$42.81
December 31, 2008	$43.20	$4.76	$18.84
March 31, 2009	$25.57	$4.90	$6.69
June 30, 2009	$19.99	$5.53	$17.21
September 30, 2009	$27.82	$14.35	$25.91
December 23, 2009*	$28.09	$21.99	$25.38

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LNC

Initial price: $25.38

Protection level: 70.00%

Protection price: $17.77

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.401103

Coupon: 13.00% per annum

Maturity: June 28, 2010

Dividend yield: 0.95% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.48%
+ 90%	6.50%		90.48%
+ 80%	6.50%		80.48%
+ 70%	6.50%		70.48%
+ 60%	6.50%		60.48%
+ 50%	6.50%		50.48%
+ 40%	6.50%		40.48%
+ 30%	6.50%		30.48%
+ 20%	6.50%		20.48%
+ 10%	6.50%		10.48%
+ 5%	6.50%		5.48%

0%	6.50%		0.48%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.52%
- 10%	6.50%	-3.50%	-9.52%
- 20%	6.50%	-13.50%	-19.52%
- 30%	6.50%	-23.50%	-29.52%
- 40%	N/A	-33.50%	-39.52%
- 50%	N/A	-43.50%	-49.52%
- 60%	N/A	-53.50%	-59.52%
- 70%	N/A	-63.50%	-69.52%
- 80%	N/A	-73.50%	-79.52%
- 90%	N/A	-83.50%	-89.52%
- 100%	N/A	-93.50%	-99.52%

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of various steam and metallurgical grades, primarily of a low sulfur content, through the Company’s 23 processing and shipping centers (“Resource Groups”), many of which receive coal from multiple mines. At January 31, 2009, the Company operated 66 mines, including 46 underground mines (two of which employ both room and pillar and longwall mining) and 20 surface mines (with eleven highwall miners in operation) in West Virginia, Kentucky and Virginia. The number of mines that the Company operates may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor.

Customers for the Company’s steam coal product include primarily electric power utility companies who use our coal as fuel for their steam-powered generators. Customers for our metallurgical coal include primarily steel producers who use our coal to produce coke, which is in turn used as a raw material in the steel manufacturing process

The linked share’s SEC file number is 1-7775.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$21.60	$13.25	$20.80
March 31, 2004	$24.40	$17.99	$22.07
June 30, 2004	$28.21	$20.83	$28.21
September 30, 2004	$29.66	$24.59	$28.93
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 30, 2007	$26.35	$21.57	$23.99
June 29, 2007	$30.73	$24.00	$26.65
September 28, 2007	$26.80	$16.02	$21.82
December 31, 2007	$37.98	$21.50	$35.75
March 31, 2008	$44.00	$26.69	$36.50
June 30, 2008	$95.70	$35.33	$93.75
September 30, 2008	$93.98	$31.17	$35.67
December 31, 2008	$35.00	$10.06	$13.79
March 31, 2009	$18.69	$9.62	$10.12
June 30, 2009	$26.46	$9.80	$19.54
September 30, 2009	$33.51	$15.85	$27.89
December 23, 2009*	$44.00	$25.52	$43.84

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MEE

Initial price: $43.84

Protection level: 70.00%

Protection price: $30.69

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.810219

Coupon: 11.25% per annum

Maturity: June 28, 2010

Dividend yield: 0.55% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.28%
+ 90%	5.625%		90.28%
+ 80%	5.625%		80.28%
+ 70%	5.625%		70.28%
+ 60%	5.625%		60.28%
+ 50%	5.625%		50.28%
+ 40%	5.625%		40.28%
+ 30%	5.625%		30.28%
+ 20%	5.625%		20.28%
+ 10%	5.625%		10.28%
+ 5%	5.625%		5.28%

0%	5.625%		0.28%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	- 4.72%
- 10%	5.625%	- 4.375%	- 9.72%
- 20%	5.625%	-14.375%	-19.72%
- 30%	5.625%	-24.375%	-29.72%
- 40%	N/A	-34.375%	-39.72%
- 50%	N/A	-44.375%	-49.72%
- 60%	N/A	-54.375%	-59.72%
- 70%	N/A	-64.375%	-69.72%
- 80%	N/A	-74.375%	-79.72%
- 90%	N/A	-84.375%	-89.72%
- 100%	N/A	-94.375%	-99.72%

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. The Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 40 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil; and other production, blending or distribution operations or equity investments in nearly a dozen countries.

The Company is a Delaware corporation that was incorporated in January 2004 to serve as the parent company of the business that was formed through the business combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated.

As of May 31, 2009, Cargill owned approximately 64.3% of the Company’s outstanding common stock. The Company is publicly traded on the New York Stock Exchange under the ticker symbol “MOS” and are headquartered in Plymouth, Minnesota.

The Company conducts their business through wholly and majority-owned subsidiaries as well as businesses in which they own less than a majority or a non-controlling equity interest. The Company is organized into three business segments: Phosphates, Potash and Offshore.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 28, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 30, 2008	$163.22	$95.00	$144.70
September 30, 2008	$146.92	$62.21	$68.02
December 31, 2008	$71.50	$21.94	$34.60
March 31, 2009	$49.78	$31.17	$41.98
June 30, 2009	$59.33	$37.10	$44.30
September 30, 2009	$55.73	$39.39	$48.07
December 23, 2009*	$62.45	$45.00	$60.30

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $60.30

Protection level: 75.00%

Protection price: $45.23

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.583748

Coupon: 10.00% per annum

Maturity: June 28, 2010

Dividend yield: 2.49% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.00%		101.25%
+ 90%	5.00%		91.25%
+ 80%	5.00%		81.25%
+ 70%	5.00%		71.25%
+ 60%	5.00%		61.25%
+ 50%	5.00%		51.25%
+ 40%	5.00%		41.25%
+ 30%	5.00%		31.25%
+ 20%	5.00%		21.25%
+ 10%	5.00%		11.25%
+ 5%	5.00%		6.25%

0%	5.00%		1.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	- 3.75%
- 10%	5.00%	- 5.00%	- 8.75%
- 20%	5.00%	-15.00%	-18.75%
- 30%	N/A	-25.00%	-28.75%
- 40%	N/A	-35.00%	-38.75%
- 50%	N/A	-45.00%	-48.75%
- 60%	N/A	-55.00%	-58.75%
- 70%	N/A	-65.00%	-68.75%
- 80%	N/A	-75.00%	-78.75%
- 90%	N/A	-85.00%	-88.75%
- 100%	N/A	-95.00%	-98.75%

Motorola, Inc.

According to publicly available information, Motorola, Inc. (the “Company”) is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. The Company provide technologies, products and services that make a broad range of mobile experiences possible. Its portfolio includes wireless handsets, wireless accessories, digital entertainment devices, wireless access systems, voice and data communications systems, and enterprise mobility products. The Company is focused on high-quality, innovative products that meet the expanding needs of our customers around the world.

As of December 31, 2008, the Company’s net sales were $30.1 Billion.

The linked share’s SEC file number is 1-7221.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.76	$10.61	$12.59
March 31, 2004	$16.92	$12.71	$15.75
June 30, 2004	$18.68	$14.49	$16.33
September 30, 2004	$16.46	$12.38	$16.15
December 31, 2004	$18.65	$14.63	$17.20
March 31, 2005	$17.52	$14.69	$14.97
June 30, 2005	$19.23	$14.49	$18.26
September 30, 2005	$23.99	$18.05	$22.09
December 30, 2005	$24.98	$19.50	$22.59
March 31, 2006	$24.67	$20.22	$22.91
June 30, 2006	$24.24	$19.01	$20.15
September 29, 2006	$25.55	$18.66	$25.00
December 29, 2006	$26.30	$20.17	$20.56
March 30, 2007	$20.91	$17.45	$17.67
June 29, 2007	$19.18	$17.32	$17.70
September 28, 2007	$18.88	$15.61	$18.53
December 31, 2007	$19.68	$14.87	$16.04
March 31, 2008	$16.20	$8.98	$9.30
June 30, 2008	$10.38	$7.20	$7.34
September 30, 2008	$10.50	$6.53	$7.14
December 31, 2008	$7.46	$3.00	$4.43
March 31, 2009	$4.95	$2.98	$4.23
June 30, 2009	$6.95	$4.06	$6.63
September 30, 2009	$9.45	$5.91	$8.59
December 23, 2009*	$9.36	$7.71	$7.93

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOT

Initial price: $7.93

Protection level: 75.00%

Protection price: $5.95

Physical delivery amount: 126 ($1,000/Initial price)

Fractional shares: 0.103405

Coupon: 10.50% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	- 4.75%	- 10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
-100%	N/A	-94.75%	-100.00%

Nabors Industries Ltd.

According to publicly available information, Nabors Industries Ltd. (the “Company”) is an international land drilling contractor, with approximately 528 actively marketed land drilling rigs as of December 31, 2008. The Company conducts oil, gas and geothermal land drilling operations in the U.S. Lower 48 states, Alaska, Canada, South and Central America, the Middle East, the Far East and Africa.

The Company is also one of the largest land well-servicing and workover contractors in the United States and Canada. The Company owns approximately 592 land workover and well-servicing rigs in the United States, primarily in the south-western and western United States, and approximately 171 land workover and well-servicing rigs in Canada.

The Company is a leading provider of offshore platform workover and drilling rigs, and owns 37 platform, 13 jack-up units and 3 barge rigs in the United States and multiple international markets. These rigs provide well-servicing, workover and drilling services. The Company has a 51% ownership interest in a joint venture in Saudi Arabia, which owns 9 rigs.

The Company was formed as a Bermuda-exempt company on December 11, 2001. Through predecessors and acquired entities, it has been continuously operating in the drilling sector since the early 1900s. The Company’s principal executive offices are located at Mintflower Place, 8 Par-La-Ville Road, Hamilton, HM08, Bermuda. Its phone number is (441) 292-1510.

The linked share’s SEC file number is 000-49887.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$39.94	$31.89	$37.88
March 31, 2006	$41.28	$31.37	$35.79
June 30, 2006	$40.71	$29.75	$33.79
September 29, 2006	$36.04	$28.35	$29.75
December 29, 2006	$34.62	$27.26	$29.78
March 30, 2007	$32.74	$27.68	$29.67
June 29, 2007	$36.42	$29.59	$33.38
September 28, 2007	$33.80	$27.05	$30.77
December 31, 2007	$31.23	$26.21	$27.39
March 31, 2008	$34.14	$23.61	$33.77
June 30, 2008	$50.57	$33.06	$49.23
September 30, 2008	$50.35	$22.51	$24.92
December 31, 2008	$24.52	$9.72	$11.97
March 31, 2009	$14.04	$8.25	$9.99
June 30, 2009	$19.78	$9.40	$15.58
September 30, 2009	$21.48	$13.78	$20.90
December 23, 2009*	$24.07	$19.18	$22.88

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NBR

Initial price: $22.88

Protection level: 75.00%

Protection price: $17.16

Physical delivery amount: 43 ($1,000/Initial price)

Fractional shares: 0.706294

Coupon: 12.50% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.00%
+ 90%	6.25%		90.00%
+ 80%	6.25%		80.00%
+ 70%	6.25%		70.00%
+ 60%	6.25%		60.00%
+ 50%	6.25%		50.00%
+ 40%	6.25%		40.00%
+ 30%	6.25%		30.00%
+ 20%	6.25%		20.00%
+ 10%	6.25%		10.00%
+ 5%	6.25%		5.00%

0%	6.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-5.00%
- 10%	6.25%	- 3.75%	-10.00%
- 20%	6.25%	-13.75%	-20.00%
- 30%	N/A	-23.75%	-30.00%
- 40%	N/A	-33.75%	-40.00%
- 50%	N/A	-43.75%	-50.00%
- 60%	N/A	-53.75%	-60.00%
- 70%	N/A	-63.75%	-70.00%
- 80%	N/A	-73.75%	-80.00%
- 90%	N/A	-83.75%	-90.00%
- 100%	N/A	-93.75%	-100.00%

National Oilwell Varco, Inc.

According to publicly available information, National Oilwell Varco, Inc. (the “Company”) is a leading worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. The Company conducts operations in over 800 locations across six continents. On April 21, 2008 the Company acquired 100% of the outstanding shares of Grant Prideco, Inc. The Company has a long tradition of pioneering innovations which improve the cost-effectiveness, efficiency, safety and environmental impact of oil and gas operations.

The Company’s principal executive offices are located at 7909 Parkwood Circle Drive, Houston, Texas 77036, and its Internet web site address is http://www.nov.com.

The linked share’s SEC file number is: 01-12317.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.72	$8.75	$11.18
March 31, 2004	$15.54	$10.83	$14.14
June 30, 2004	$15.87	$12.71	$15.75
September 30, 2004	$17.24	$13.97	$16.43
December 31, 2004	$18.69	$15.78	$17.65
March 31, 2005	$25.25	$16.54	$23.35
June 30, 2005	$24.60	$19.64	$23.77
September 30, 2005	$34.01	$23.12	$32.90
December 30, 2005	$33.70	$26.71	$31.35
March 31, 2006	$38.80	$27.89	$32.06
June 30, 2006	$36.50	$28.17	$31.66
September 29, 2006	$34.32	$27.44	$29.28
December 29, 2006	$34.30	$25.81	$30.59
March 30, 2007	$39.64	$26.88	$38.90
June 29, 2007	$54.79	$38.28	$52.12
September 28, 2007	$74.94	$48.91	$72.25
December 31, 2007	$82.00	$61.06	$73.46
March 31, 2008	$77.83	$49.46	$58.38
June 30, 2008	$92.37	$56.80	$88.72
September 30, 2008	$92.70	$42.78	$50.23
December 31, 2008	$49.27	$17.60	$24.44
March 31, 2009	$34.47	$22.19	$28.71
June 30, 2009	$40.69	$27.52	$32.66
September 30, 2009	$44.57	$28.77	$43.13
December 23, 2009*	$50.16	$40.12	$44.77

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOV

Initial price: $44.77

Protection level: 75.00%

Protection price: $33.58

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.336386

Coupon: 9.25% per annum

Maturity: June 28, 2010

Dividend yield: 2.46% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		101.23%
+ 90%	4.625%		91.23%
+ 80%	4.625%		81.23%
+ 70%	4.625%		71.23%
+ 60%	4.625%		61.23%
+ 50%	4.625%		51.23%
+ 40%	4.625%		41.23%
+ 30%	4.625%		31.23%
+ 20%	4.625%		21.23%
+ 10%	4.625%		11.23%
+ 5%	4.625%		6.23%

0%	4.625%		1.23%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-3.77%
- 10%	4.625%	-5.375%	-8.77%
- 20%	4.625%	-15.375%	-18.77%
- 30%	N/A	-25.375%	-28.77%
- 40%	N/A	-35.375%	-38.77%
- 50%	N/A	-45.375%	-48.77%
- 60%	N/A	-55.375%	-58.77%
- 70%	N/A	-65.375%	-68.77%
- 80%	N/A	-75.375%	-78.77%
- 90%	N/A	-85.375%	-88.77%
- 100%	N/A	-95.375%	-98.77%

Prudential Financial Inc.

According to publicly available information, Prudential Financial, Inc. (the “Company”) is a financial services company with approximately $558 billion of assets under management as of December 31, 2008. The Company has operations in the United States, Asia, Europe and Latin America. Through its subsidiaries and affiliates, the Company offers a wide array of financial products and services, including life insurance, annuities, mutual funds, pension and retirement-related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, and, through a joint venture, retail securities brokerage services. The Company provides these products and services to individual and institutional customers through one of the largest distribution networks in the financial services industry.

The linked share’s SEC file number is 001-16707.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.21	$36.00	$41.77
March 31, 2004	$48.19	$40.99	$44.78
June 30, 2004	$46.70	$40.14	$46.47
September 30, 2004	$48.66	$43.87	$47.04
December 31, 2004	$55.62	$42.40	$54.96
March 31, 2005	$59.62	$52.07	$57.40
June 30, 2005	$66.83	$54.64	$65.66
September 30, 2005	$69.40	$62.40	$67.56
December 30, 2005	$78.62	$63.26	$73.19
March 31, 2006	$77.87	$73.10	$75.81
June 30, 2006	$80.30	$73.61	$77.70
September 29, 2006	$79.30	$71.28	$76.25
December 29, 2006	$87.17	$75.75	$85.86
March 30, 2007	$93.26	$85.38	$90.26
June 29, 2007	$103.27	$89.88	$97.23
September 28, 2007	$99.10	$81.61	$97.58
December 31, 2007	$101.44	$89.27	$93.04
March 31, 2008	$93.14	$65.68	$78.25
June 30, 2008	$83.75	$59.10	$59.74
September 30, 2008	$88.00	$54.70	$72.00
December 31, 2008	$70.41	$13.10	$30.26
March 31, 2009	$35.95	$10.65	$19.02
June 30, 2009	$46.39	$18.20	$37.22
September 30, 2009	$55.98	$32.25	$49.91
December 23, 2009*	$52.95	$43.41	$52.12

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PRU

Initial price: $52.12

Protection level: 75.00%

Protection price: $39.09

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.186493

Coupon: 11.00% per annum

Maturity: June 28, 2010

Dividend yield: 1.34% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.67%
+ 90%	5.50%		90.67%
+ 80%	5.50%		80.67%
+ 70%	5.50%		70.67%
+ 60%	5.50%		60.67%
+ 50%	5.50%		50.67%
+ 40%	5.50%		40.67%
+ 30%	5.50%		30.67%
+ 20%	5.50%		20.67%
+ 10%	5.50%		10.67%
+ 5%	5.50%		5.67%

0%	5.50%		0.67%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.33%
- 10%	5.50%	-4.50%	-9.33%
- 20%	5.50%	-14.50%	-19.33%
- 30%	N/A	-24.50%	-29.33%
- 40%	N/A	-34.50%	-39.33%
- 50%	N/A	-44.50%	-49.33%
- 60%	N/A	-54.50%	-59.33%
- 70%	N/A	-64.50%	-69.33%
- 80%	N/A	-74.50%	-79.33%
- 90%	N/A	-84.50%	-89.33%
- 100%	N/A	-94.50%	-99.33%

Patterson-UTI Energy, Inc.

According to publicly available information, Patterson-UTI Energy, Inc. (the “Company”) is an operator of land-based drilling rigs in North America. The Company was formed in 1978 and reincorporated in 1993 as a Delaware corporation. The Company’s contract drilling business operates primarily in: Texas, New Mexico, Oklahoma, Arkansas, Louisiana, Mississippi, Colorado, Utah, Wyoming, Montana, North Dakota, South Dakota, and Western Canada (Alberta, British Columbia and Saskatchewan).

As of December 31, 2008, the Company had a drilling fleet that consisted of 344 marketable land-based drilling rigs. A drilling rig includes the structure, power source and machinery necessary to cause a drill bit to penetrate earth to a depth desired by the customer. A drilling rig is considered currently marketable at a point in time if it is operating or can be made ready to operate without significant capital expenditures. The Company also has an inventory of drilling rig components and equipment which may be used in the activation of additional drilling rigs or as replacement parts for marketable rigs.

The Company provides pressure pumping services to oil and natural gas operators primarily in the Appalachian Basin. These services consist primarily of well stimulation and cementing for completion of new wells and remedial work on existing wells. The Company provides drilling fluids, completion fluids and related services to oil and natural gas operators offshore in the Gulf of Mexico and on land in Texas, Southeastern New Mexico, Oklahoma and the Gulf Coast region of Louisiana. Drilling and completion fluids are used by oil and natural gas operators during the drilling process to control pressure when drilling oil and natural gas wells. The Company is also engaged in the development, exploration, acquisition and production of oil and natural gas. Its oil and natural gas operations are focused primarily in producing regions of West and South Texas, Southeastern New Mexico, Utah and Mississippi.

The linked share’s SEC file number is 0-22664.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.97	$12.84	$16.46
March 31, 2004	$19.19	$15.75	$17.71
June 30, 2004	$19.56	$14.53	$16.71
September 30, 2004	$19.88	$15.69	$19.07
December 31, 2004	$20.45	$17.85	$19.45
March 31, 2005	$26.66	$17.15	$25.02
June 30, 2005	$29.33	$22.39	$27.83
September 30, 2005	$36.78	$27.79	$36.08
December 30, 2005	$36.72	$28.46	$32.95
March 31, 2006	$38.48	$25.61	$31.96
June 30, 2006	$35.65	$25.24	$28.31
September 29, 2006	$29.11	$21.85	$23.76
December 29, 2006	$28.21	$20.83	$23.23
March 30, 2007	$24.89	$21.13	$22.44
June 29, 2007	$27.66	$22.18	$26.21
September 28, 2007	$26.48	$20.80	$22.57
December 31, 2007	$23.21	$18.44	$19.52
March 31, 2008	$26.38	$17.40	$26.18
June 30, 2008	$36.39	$25.71	$36.04
September 30, 2008	$37.45	$17.85	$20.02
December 31, 2008	$19.64	$8.65	$11.51
March 31, 2009	$13.50	$7.49	$8.96
June 30, 2009	$15.94	$8.56	$12.86
September 30, 2009	$15.98	$11.38	$15.10
December 31, 2009	$18.07	$14.20	$15.35
January 27, 2010	$18.67	$15.58	$16.41

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PTEN

Initial price: $15.99

Protection level: 75.00%

Protection price: $11.99

Physical delivery amount: 62 ($1,000/Initial price)

Fractional shares: 0.539087

Coupon: 11.75% per annum

Maturity: June 28, 2010

Dividend yield: 1.25% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.63%
+ 90%	5.875%		90.63%
+ 80%	5.875%		80.63%
+ 70%	5.875%		70.63%
+ 60%	5.875%		60.63%
+ 50%	5.875%		50.63%
+ 40%	5.875%		40.63%
+ 30%	5.875%		30.63%
+ 20%	5.875%		20.63%
+ 10%	5.875%		10.63%
+ 5%	5.875%		5.63%

0%	5.875%		0.63%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-4.37%
- 10%	5.875%	-4.125%	-9.37%
- 20%	5.875%	-14.125%	-19.37%
- 30%	N/A	-24.125%	-29.37%
- 40%	N/A	-34.125%	-39.37%
- 50%	N/A	-44.125%	-49.37%
- 60%	N/A	-54.125%	-59.37%
- 70%	N/A	-64.125%	-69.37%
- 80%	N/A	-74.125%	-79.37%
- 90%	N/A	-84.125%	-89.37%
- 100%	N/A	-94.125%	-99.37%

Plains Exploration & Production Company

According to publicly available information, Plains Exploration & Production Company (the “Company”) an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas properties primarily in the United States.

As of December 31, 2008, the Company had estimated proved reserves of 292.1 million barrels of oil equivalent, of which 61% was comprised of oil and 72% was proved developed. The Company had a total proved reserve life of approximately 10 years and a proved developed reserve life of approximately 7 years. The Company believes their long-lived, low production decline reserve base combined with their active risk management program should provide them with relatively stable and recurring cash flow. As of December 31, 2008, and based on year-end 2008 reference prices as adjusted for location and quality differentials, the Company’s reserves had a standardized measure of $1.1 billion.

The linked share’s SEC file number is: 001-31470.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.15	$12.55	$15.39
March 31, 2004	$19.00	$14.80	$18.64
June 30, 2004	$20.79	$16.80	$18.35
September 30, 2004	$24.12	$18.17	$23.86
December 31, 2004	$28.40	$23.54	$26.00
March 31, 2005	$39.25	$24.00	$34.90
June 30, 2005	$37.66	$28.02	$35.53
September 30, 2005	$44.60	$34.47	$42.82
December 30, 2005	$46.66	$35.20	$39.73
March 31, 2006	$46.90	$36.58	$38.64
June 30, 2006	$42.54	$31.45	$40.54
September 29, 2006	$47.00	$39.72	$42.91
December 29, 2006	$49.37	$40.20	$47.53
March 30, 2007	$49.37	$43.00	$45.14
June 29, 2007	$54.30	$42.38	$47.81
September 28, 2007	$51.76	$35.31	$44.22
December 31, 2007	$56.48	$43.91	$54.00
March 31, 2008	$57.00	$40.73	$53.14
June 30, 2008	$79.86	$52.30	$72.97
September 30, 2008	$76.50	$30.64	$35.16
December 31, 2008	$35.05	$15.52	$23.24
March 31, 2009	$27.16	$15.25	$17.23
June 30, 2009	$32.87	$16.40	$27.36
September 30, 2009	$32.29	$23.49	$27.66
December 23, 2009*	$31.60	$24.44	$28.13

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PXP

Initial price: $28.13

Protection level: 75.00%

Protection price: $21.10

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.549236

Coupon: 10.25% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	5.125%	-14.875%	-20.00%
- 30%	N/A	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
- 100%	N/A	-94.875%	-100.00%

RadioShack Corporation

According to publicly available information, RadioShack Corporation (the “Company”) was incorporated in Delaware in 1967. The Company primarily engages in the retail sale of consumer electronics goods and services through the RadioShack store chain and non-RadioShack granded kiosk operations. The strategy is to provide cost-effective solutions to meet the routine electronics needs and distinct electronics wants of the customers. As of December 31, 2008, the Company operated 4,453 U.S. company-operated stores under the RadioShack brand located throughout the United States, as well as in Puerto Rico and the U.S. Virgin Islands.

The linked share’s SEC file number is 001-05571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$32.48	$27.90	$30.68
March 31, 2004	$36.21	$28.86	$33.16
June 30, 2004	$33.73	$28.28	$28.63
September 30, 2004	$31.25	$26.04	$28.64
December 31, 2004	$34.00	$28.10	$32.88
March 31, 2005	$34.48	$23.75	$24.50
June 30, 2005	$26.43	$23.11	$23.17
September 30, 2005	$27.23	$22.81	$24.80
December 30, 2005	$25.00	$20.55	$21.03
March 31, 2006	$23.35	$18.57	$19.23
June 30, 2006	$19.00	$13.98	$14.00
September 29, 2006	$19.80	$13.73	$19.30
December 29, 2006	$20.50	$16.42	$16.78
March 30, 2007	$27.88	$16.69	$27.03
June 29, 2007	$35.00	$26.66	$33.14
September 28, 2007	$34.98	$20.10	$20.66
December 31, 2007	$23.41	$16.72	$16.86
March 31, 2008	$19.46	$13.76	$16.25
June 30, 2008	$17.62	$11.93	$12.27
September 30, 2008	$19.79	$11.56	$17.28
December 31, 2008	$17.20	$8.06	$11.94
March 31, 2009	$12.95	$6.47	$8.57
June 30, 2009	$15.20	$8.40	$13.96
September 30, 2009	$17.45	$12.66	$16.57
December 23, 2009*	$20.56	$14.83	$20.21

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RSH

Initial price: $20.21

Protection level: 75.00%

Protection price: $15.16

Physical delivery amount: 49 ($1,000/Initial price)

Fractional shares: 0.480455

Coupon: 10.00% per annum

Maturity: June 28, 2010

Dividend yield: 1.24% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.62%
+ 90%	5.00%		90.62%
+ 80%	5.00%		80.62%
+ 70%	5.00%		70.62%
+ 60%	5.00%		60.62%
+ 50%	5.00%		50.62%
+ 40%	5.00%		40.62%
+ 30%	5.00%		30.62%
+ 20%	5.00%		20.62%
+ 10%	5.00%		10.62%
+ 5%	5.00%		5.62%

0%	5.00%		0.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.38%
- 10%	5.00%	-5.00%	-9.38%
- 20%	5.00%	-15.00%	-19.38%
- 30%	N/A	-25.00%	-29.38%
- 40%	N/A	-35.00%	-39.38%
- 50%	N/A	-45.00%	-49.38%
- 60%	N/A	-55.00%	-59.38%
- 70%	N/A	-65.00%	-69.38%
- 80%	N/A	-75.00%	-79.38%
- 90%	N/A	-85.00%	-89.38%
- 100%	N/A	-95.00%	-99.38%

Silver Wheaton Corp.

According to publicly available information, Silver Wheaton Corp. (the “Company”) is the largest silver streaming company in the world as of December 31, 2008. The Company has entered into nine long-term silver purchase agreements with Goldcorp (Luismin mines and Peñasquito mine in Mexico), Lundin Mining (Zinkgruvan mine in Sweden), Glencore (Yauliyacu mine in Peru), Hellas Gold (Stratoni mine in Greece), Mercator (Mineral Park mine in Arizona, USA), Farallon (Campo Morado mine in Mexico), Aurcana (La Negra mine in Mexico), and Alexco (Keno Hill property in Canada) whereby the Company acquires silver production from the counterparties at a price of $3.90 per ounce, subject to inflationary adjustments. As a result, the primary drivers of the Company’s financial results are the volume of silver production at the various mines and the price of silver.

Silver Wheaton is listed on the New York Stock Exchange (symbol: SLW) and the Toronto Stock Exchange (symbol: SLW). In addition, the Company has share purchase warrants that trade on the Toronto Stock Exchange.

The Company is located in Canada and its main office is at Suite 3150-666 Burrard Street, Vancouver BC V6C 2X8 as of December 31, 2008.

The linked shares’ SEC file number is 333-121627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	$11.26	$6.80	$9.42
September 29, 2006	$12.21	$8.17	$9.44
December 29, 2006	$12.07	$7.95	$10.48
March 30, 2007	$11.15	$8.83	$9.48
June 29, 2007	$12.47	$9.30	$11.69
September 28, 2007	$14.91	$9.72	$14.02
December 31, 2007	$18.30	$13.12	$16.97
March 31, 2008	$19.53	$14.25	$15.53
June 30, 2008	$17.60	$12.56	$14.65
September 30, 2008	$15.93	$7.66	$8.15
December 31, 2008	$8.65	$2.51	$6.49
March 31, 2009	$8.81	$4.88	$8.23
June 30, 2009	$10.97	$7.07	$8.24
September 30, 2009	$13.33	$7.12	$12.59
December 23, 2009*	$17.44	$11.67	$15.28

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLW

Initial price: $15.28

Protection level: 70.00%

Protection price: $10.70

Physical delivery amount: 65 ($1,000/Initial price)

Fractional shares: 0.445026

Coupon: 13.50% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.00%
+ 90%	6.75%		90.00%
+ 80%	6.75%		80.00%
+ 70%	6.75%		70.00%
+ 60%	6.75%		60.00%
+ 50%	6.75%		50.00%
+ 40%	6.75%		40.00%
+ 30%	6.75%		30.00%
+ 20%	6.75%		20.00%
+ 10%	6.75%		10.00%
+ 5%	6.75%		5.00%

0%	6.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	6.75%	-23.25%	-30.00%
- 40%	N/A	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
- 100%	N/A	-93.25%	-100.00%

Superior Energy Services, Inc.

According to publicly available information, Superior Energy Services, Inc. (the “Company”) is a provider of specialized oilfield services and equipment. The Company focuses on serving the drilling-related needs of oil and gas companies primarily through its rental tools segment, and the production-related needs of oil and gas companies through its well intervention, rental tools and marine segments. The Company also owns and operates mature oil and gas properties in the Gulf of Mexico.

The Company provides well intervention services that stimulate oil and gas production. The Company’s well intervention services include coiled tubing, electric line, pumping and stimulation, gas lift, well control, snubbing, recompletion, engineering and well evaluation, offshore oil and gas cleaning, decommissioning, plug and abandonment and mechanical wireline as of December 31, 2008.

The Company also provides services in three other business segments including: Rental Tools, Marine Lifeboat Services, and Oil and Gas Operations.

The linked share’s SEC file number is 333-22603.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$10.25	$8.27	$9.40
March 31, 2004	$10.95	$8.98	$10.08
June 30, 2004	$11.30	$8.65	$10.05
September 30, 2004	$12.93	$9.98	$12.92
December 31, 2004	$15.73	$11.95	$15.41
March 31, 2005	$19.75	$14.81	$17.20
June 30, 2005	$18.46	$13.71	$17.80
September 30, 2005	$24.10	$17.64	$23.09
December 30, 2005	$23.97	$17.33	$21.05
March 31, 2006	$27.61	$21.30	$26.79
June 30, 2006	$35.87	$26.21	$33.90
September 29, 2006	$35.70	$21.44	$26.26
December 29, 2006	$36.48	$24.04	$32.68
March 30, 2007	$35.65	$28.21	$34.47
June 29, 2007	$41.78	$34.36	$39.92
September 28, 2007	$41.90	$34.57	$35.44
December 31, 2007	$37.95	$31.59	$34.42
March 31, 2008	$45.87	$33.81	$39.62
June 30, 2008	$57.75	$38.70	$55.14
September 30, 2008	$55.08	$28.83	$31.14
December 31, 2008	$30.81	$11.61	$15.93
March 31, 2009	$18.75	$11.20	$12.89
June 30, 2009	$24.65	$12.37	$17.27
September 30, 2009	$23.18	$14.76	$22.52
December 23, 2009*	$25.91	$20.05	$25.13

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPN

Initial price: $25.13

Protection level: 75.00%

Protection price: $18.85

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.793076

Coupon: 10.25% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	5.125%	-14.875%	-20.00%
- 30%	N/A	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
- 100%	N/A	-94.875%	-100.00%

SunPower Corporation (Class A)

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, develops, manufactures and markets high-performance solar electric power technologies. The Company’s solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. The Company’s solar power products are sold through its components business segment.

In January 2007, the Company acquired PowerLight Corporation, or PowerLight, now known as SunPower Corporation, Systems, or SP Systems, which developed, engineered, manufactured and delivered large-scale solar power systems.

The linked share’s SEC file number is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 28, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
June 30, 2008	$100.00	$70.80	$71.98
September 30, 2008	$107.00	$59.75	$70.93
December 31, 2008	$78.79	$18.51	$37.00
March 31, 2009	$46.30	$19.70	$23.78
June 30, 2009	$32.68	$22.18	$26.64
September 30, 2009	$33.99	$22.11	$29.89
December 23, 2009*	$33.97	$20.00	$24.34

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWRA

Initial price: $24.34

Protection level: 70.00%

Protection price: $17.04

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.084634

Coupon: 15.25% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.625%		100.00%
+ 90%	7.625%		90.00%
+ 80%	7.625%		80.00%
+ 70%	7.625%		70.00%
+ 60%	7.625%		60.00%
+ 50%	7.625%		50.00%
+ 40%	7.625%		40.00%
+ 30%	7.625%		30.00%
+ 20%	7.625%		20.00%
+ 10%	7.625%		10.00%
+ 5%	7.625%		5.00%

0%	7.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-5.00%
- 10%	7.625%	-2.375%	-10.00%
- 20%	7.625%	-12.375%	-20.00%
- 30%	7.625%	-22.375%	-30.00%
- 40%	N/A	-32.375%	-40.00%
- 50%	N/A	-42.375%	-50.00%
- 60%	N/A	-52.375%	-60.00%
- 70%	N/A	-62.375%	-70.00%
- 80%	N/A	-72.375%	-80.00%
- 90%	N/A	-82.375%	-90.00%
- 100%	N/A	-92.375%	-100.00%

Suntech Power Holdings Co., Ltd. (ADR)

According to publicly available information, Suntech Power Holdings Co., Ltd. (the “Company”) is one of the leading solar energy companies in the world as measured by production output in 2008, with leading positions in key solar markets. Since the Company commenced business operations in May 2002, they have grown rapidly to become the world’s third largest manufacturer of photovoltaic, or PV, cells in 2008, based on production output. design, develop, manufacture and market a variety of PV cells and modules, including a broad range of value-added building-integrated photovoltaics, or BIPV, products. The Company’s products are used to provide reliable and environmentally friendly electric power for residential, commercial, industrial and public utility applications in various markets worldwide. The Company also provide PV system integration services to customers in China and the United States, and are expanding into the development of utility scale solar power systems. The Company sells their products in various key solar energy markets worldwide including Spain, Germany, the United States, China, South Korea, Italy, the Middle East, Australia and Japan.

The linked share’s SEC file number is: 001-32689.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$28.20	$19.03	$27.25
March 31, 2006	$45.86	$25.50	$36.99
June 30, 2006	$41.48	$21.50	$28.25
September 29, 2006	$32.70	$21.60	$25.83
December 29, 2006	$34.94	$23.15	$34.01
March 30, 2007	$40.40	$31.62	$34.61
June 29, 2007	$39.58	$31.41	$36.47
September 28, 2007	$44.94	$31.81	$39.90
December 31, 2007	$88.62	$37.52	$82.32
March 31, 2008	$90.00	$28.21	$40.56
June 30, 2008	$51.62	$35.80	$37.46
September 30, 2008	$48.63	$31.57	$35.87
December 31, 2008	$37.54	$5.37	$11.70
March 31, 2009	$14.15	$5.09	$11.69
June 30, 2009	$20.18	$11.23	$17.86
September 30, 2009	$21.36	$12.79	$15.20
December 23, 2009*	$18.20	$12.05	$16.85

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STP

Initial price: $16.85

Protection level: 70.00%

Protection price: $11.80

Physical delivery amount: 59 ($1,000/Initial price)

Fractional shares: 0.347181

Coupon: 19.00% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-5.00%
- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	9.50%	-20.50%	-30.00%
- 40%	N/A	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

Seagate Technology

According to publicly available information, Seagate Technology (the “Company”) designs, manufactures and markets rigid disc drives. Rigid disc drives, which are commonly referred to as disc drives or hard drives, are used as the primary medium for storing electronic information in systems ranging from desktop and notebook computers, and consumer electronics devices to data centers delivering information over corporate networks and the Internet. The Company’s enterprise applications are used in enterprise servers, mainframes and workstations; its desktop applications are used in desktop computers; its mobile computing applications are used in notebook computers; and its consumer electronics applications are used in devices such as digital video recorders, digital music players and gaming devices.

At July 3, 2009, the Company employed 47,000 employees, temporary employees and contractors worldwide.

The linked share’s SEC file number is 001-31560.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	$13.41	$10.80	$12.12
December 31, 2008	$12.17	$3.67	$4.43
March 31, 2009	$6.56	$2.98	$6.01
June 30, 2009	$10.63	$5.51	$10.46
September 30, 2009	$16.16	$9.26	$15.21
December 23, 2009*	$18.05	$13.79	$17.95

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STX

Initial price: $17.95

Protection level: 75.00%

Protection price: $13.46

Physical delivery amount: 55 ($1,000/Initial price)

Fractional shares: 0.710306

Coupon: 11.00% per annum

Maturity: June 28, 2010

Dividend yield: 0.17% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.09%
+ 90%	5.50%		90.09%
+ 80%	5.50%		80.09%
+ 70%	5.50%		70.09%
+ 60%	5.50%		60.09%
+ 50%	5.50%		50.09%
+ 40%	5.50%		40.09%
+ 30%	5.50%		30.09%
+ 20%	5.50%		20.09%
+ 10%	5.50%		10.09%
+ 5%	5.50%		5.09%

0%	5.50%		0.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.91%
- 10%	5.50%	-4.50%	-9.91%
- 20%	5.50%	-14.50%	-19.91%
- 30%	N/A	-24.50%	-29.91%
- 40%	N/A	-34.50%	-39.91%
- 50%	N/A	-44.50%	-49.91%
- 60%	N/A	-54.50%	-59.91%
- 70%	N/A	-64.50%	-69.91%
- 80%	N/A	-74.50%	-79.91%
- 90%	N/A	-84.50%	-89.91%
- 100%	N/A	-94.50%	-99.91%

Terex Corporation

According to publicly available information, Terex Corporation (the “Company”) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, power and energy industries. As of December 31, 2008, the Company operates in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. The Company’s products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide with an increased emphasis on developing markets such as China, India, the Middle East and Latin America.

The linked share’s SEC file number is 001-10702.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$14.82	$9.33	$14.24
March 31, 2004	$19.09	$13.03	$18.49
June 30, 2004	$19.60	$14.01	$17.07
September 30, 2004	$21.95	$15.98	$21.70
December 31, 2004	$24.12	$16.35	$23.83
March 31, 2005	$24.51	$18.82	$21.65
June 30, 2005	$22.00	$17.92	$19.70
September 30, 2005	$26.10	$19.57	$24.72
December 30, 2005	$31.22	$24.55	$29.70
March 31, 2006	$40.83	$29.58	$39.62
June 30, 2006	$51.57	$37.55	$49.35
September 29, 2006	$50.89	$37.69	$45.22
December 29, 2006	$66.52	$45.11	$64.58
March 30, 2007	$73.25	$54.75	$71.76
June 29, 2007	$86.99	$70.60	$81.30
September 28, 2007	$96.93	$66.24	$89.02
December 31, 2007	$90.75	$56.20	$65.57
March 31, 2008	$72.09	$46.50	$62.50
June 30, 2008	$76.21	$50.50	$51.37
September 30, 2008	$53.08	$28.22	$30.52
December 31, 2008	$30.10	$8.97	$17.32
March 31, 2009	$21.11	$7.34	$9.25
June 30, 2009	$17.92	$8.90	$12.07
September 30, 2009	$21.27	$10.25	$20.73
December 23, 2009*	$25.50	$18.08	$21.15

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TEX

Initial price: $21.15

Protection level: 70.00%

Protection price: $14.81

Physical delivery amount: 47 ($1,000/Initial price)

Fractional shares: 0.281324

Coupon: 12.25% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%

0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	6.125%	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

Tesoro Corporation

According to publicly available information, Tesoro Corporation (“the Company”) is based in San Antonio, Texas. The Company was incorporated in Delaware in 1968 under the name Tesoro Petroleum Corporation, which was subsequently changed in 2004 to Tesoro Corporation. As of December 31, 2008, the Company is an independent petroleum refiner and marketer in the United States with two operating segments—(1) refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets and (2) selling motor fuels and convenience products in the retail market through its 911 branded retail stations in 17 states. The Company’s refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro®, Mirastar®, Shell® and USA GasolineTM brands.

The Company’s principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

The linked share’s SEC file number is 001-03473.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$7.56	$4.28	$7.29
March 31, 2004	$9.67	$7.00	$9.40
June 30, 2004	$13.88	$8.88	$13.80
September 30, 2004	$15.85	$10.90	$14.77
December 31, 2004	$17.33	$13.88	$15.93
March 31, 2005	$19.09	$14.13	$18.51
June 30, 2005	$24.93	$17.03	$23.26
September 30, 2005	$35.90	$23.06	$33.62
December 30, 2005	$34.64	$26.17	$30.78
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
September 28, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 31, 2008	$48.35	$26.55	$30.00
June 30, 2008	$33.40	$18.60	$19.77
September 30, 2008	$20.17	$14.29	$16.49
December 31, 2008	$16.86	$6.71	$13.17
March 31, 2009	$19.16	$11.88	$13.47
June 30, 2009	$18.76	$12.25	$12.73
September 30, 2009	$16.04	$10.63	$14.98
December 23, 2009*	$16.92	$12.27	$13.32

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSO

Initial price: $13.32

Protection level: 75.00%

Protection price: $9.99

Physical delivery amount: 75 ($1,000/Initial price)

Fractional shares: 0.075075

Coupon: 12.75% per annum

Maturity: June 28, 2010

Dividend yield: 2.63% per annum

Coupon amount per monthly: $10.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		101.32%
+ 90%	6.375%		91.32%
+ 80%	6.375%		81.32%
+ 70%	6.375%		71.32%
+ 60%	6.375%		61.32%
+ 50%	6.375%		51.32%
+ 40%	6.375%		41.32%
+ 30%	6.375%		31.32%
+ 20%	6.375%		21.32%
+ 10%	6.375%		11.32%
+ 5%	6.375%		6.32%

0%	6.375%		1.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-3.68%
- 10%	6.375%	-3.625%	-8.68%
- 20%	6.375%	-13.625%	-18.68%
- 30%	N/A	-23.625%	-28.68%
- 40%	N/A	-33.625%	-38.68%
- 50%	N/A	-43.625%	-48.68%
- 60%	N/A	-53.625%	-58.68%
- 70%	N/A	-63.625%	-68.68%
- 80%	N/A	-73.625%	-78.68%
- 90%	N/A	-83.625%	-88.68%
- 100%	N/A	-93.625%	-98.68%

Weatherford International Ltd.

According to publicly available information, Weatherford International Ltd. (the “Company”) is a provider of equipment and services used for the drilling, evaluation, completion, production and intervention of oil and natural gas wells. The Company was originally incorporated in Delaware in 1972, and as a result of corporate reorganization in 2002, is now incorporated in Bermuda. The Company’s principal executive offices are located at 515 Post Oak Boulevard, Houston, Texas 77027 and there Internet address is www.weatherford.com. Many of the Company’s businesses, including those of Weatherford Enterra, have been operating for more than 50 years.

The Company operates in approximately 100 countries through approximately 800 service, sales and manufacturing locations, which are located in nearly all of the oil and natural gas producing regions in the world. The Company’s product offerings can be grouped into ten service lines: 1) artificial lift systems; 2) drilling services; 3) well construction; 4) drilling tools; 5) completion systems; 6) wireline and evaluation services; 7) re-entry and fishing; 8) stimulation and chemicals; 9) integrated drilling; and 10) pipeline and specialty services. In 2008, the Company finalized the divestiture of our oil and gas development and production business. At December 31, 2008, the Company employed approximately 50,000 employees

The linked share’s SEC file number is 001-31339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$9.75	$7.83	$9.00
March 31, 2004	$11.78	$8.96	$10.51
June 30, 2004	$11.50	$9.92	$11.25
September 30, 2004	$12.89	$10.83	$12.76
December 31, 2004	$13.81	$12.16	$12.83
March 31, 2005	$15.33	$12.13	$14.49
June 30, 2005	$15.11	$11.91	$14.50
September 30, 2005	$17.84	$14.29	$17.17
December 30, 2005	$18.97	$14.25	$18.10
March 31, 2006	$23.10	$18.25	$22.88
June 30, 2006	$29.37	$22.13	$24.81
September 29, 2006	$25.85	$18.54	$20.86
December 29, 2006	$23.53	$19.13	$20.90
March 30, 2007	$23.45	$18.12	$22.55
June 29, 2007	$29.52	$22.52	$27.62
September 28, 2007	$34.95	$24.32	$33.59
December 31, 2007	$36.11	$28.77	$34.30
March 31, 2008	$36.83	$25.92	$36.24
June 30, 2008	$49.98	$34.97	$49.59
September 30, 2008	$49.76	$22.26	$25.14
December 31, 2008	$24.58	$7.75	$10.82
March 31, 2009	$14.47	$9.08	$11.07
June 30, 2009	$23.74	$10.50	$19.56
September 30, 2009	$23.00	$17.23	$20.73
December 23, 2009*	$20.92	$15.43	$17.76

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFT

Initial price: $17.76

Protection level: 75.00%

Protection price: $13.32

Physical delivery amount: 56 ($1,000/Initial price)

Fractional shares: 0.306306

Coupon: 11.50% per annum

Maturity: June 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	N/A	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. As of December 31, 2008, the Company has annual raw steel production capability of 31.7 million net tons and is the fifth largest steel producer in the world. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the North America and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$37.00	$18.54	$35.02
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
March 31, 2009	$41.30	$16.66	$21.13
June 30, 2009	$43.15	$20.18	$35.74
September 30, 2009	$51.65	$29.36	$44.37
December 23, 2009*	$55.11	$33.25	$55.01

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $55.01

Protection level: 75.00%

Protection price: $41.26

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.178513

Coupon: 10.25% per annum

Maturity: June 28, 2010

Dividend yield: 0.82% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.41%
+ 90%	5.125%		90.41%
+ 80%	5.125%		80.41%
+ 70%	5.125%		70.41%
+ 60%	5.125%		60.41%
+ 50%	5.125%		50.41%
+ 40%	5.125%		40.41%
+ 30%	5.125%		30.41%
+ 20%	5.125%		20.41%
+ 10%	5.125%		10.41%
+ 5%	5.125%		5.41%

0%	5.125%		0.41%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.59%
- 10%	5.125%	-4.875%	-9.59%
- 20%	5.125%	-14.875%	-19.59%
- 30%	N/A	-24.875%	-29.59%
- 40%	N/A	-34.875%	-39.59%
- 50%	N/A	-44.875%	-49.59%
- 60%	N/A	-54.875%	-59.59%
- 70%	N/A	-64.875%	-69.59%
- 80%	N/A	-74.875%	-79.59%
- 90%	N/A	-84.875%	-89.59%
- 100%	N/A	-94.875%	-99.59%